EXHIBIT 7(c)(2)

               AGREEMENT AND PLAN OF REORGANIZATION

                    DATED AS OF APRIL 14, 1997

                           BY AND AMONG

                           P-COM, INC.,

                  P-COM MERGER SUBSIDIARY, INC.,

                  CONTROL RESOURCES CORPORATION

                               AND

     CERTAIN SECURITYHOLDERS OF CONTROL RESOURCES CORPORATION



          THIS AGREEMENT AND PLAN OF REORGANIZATION, is dated as of April 14, 1997, by and among P-Com, Inc., a Delaware corporation ("P-Com"), P-Com Merger Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of P-Com ("Sub"), Control Resources Corporation, a Delaware corporation ("CRC") and the securityholders of CRC listed on the signature pages hereto (collectively, the "Key Securityholders").

     INTENDING TO BE LEGALLY BOUND, and in consideration of the premises and mutual covenants and agreements contained herein, P-
Com, Sub, CRC and the Key Securityholders hereby agree as follows:


                            ARTICLE I

                           THE MERGER

     I.1  Merger; Effective Time of the Merger.  Subject to the
     ------------------------------------------
terms and conditions of this Agreement and Plan of Reorganization (this "Agreement") and as contemplated by the Agreement of Merger attached hereto as Exhibit 1.1 (the "Agreement of Merger"), Sub will be merged with and into CRC (the "Merger") in accordance with the applicable provisions of the Delaware General Corporation Law (the "DCL"). The Agreement of Merger provides, among other things, the mode of effecting the Merger and the manner and basis of converting each issued and outstanding share of capital stock of CRC into shares of common stock of P-Com ("P-Com Common Stock"). The Agreement of Merger shall be executed by CRC, P-Com and Sub prior to the Effective Date of the Merger (as defined in this Section 1.1).

     Subject to the provisions of this Agreement, the Agreement of Merger shall be filed in accordance with the DCL on the Closing Date (as defined in Section 1.2) and with the applicable laws of the State of New Jersey. The Merger shall become effective upon such filing of the Agreement of Merger (the date of such filing being hereinafter referred to as the "Effective Date of the Merger" and the time of confirmation of such filing being hereinafter referred to as the "Effective Time of the Merger") in the State of Delaware.

     I.2  Closing.  The closing of the Merger (the "Closing")
     -------------
will take place as soon as practicable on the first business day after satisfaction of the conditions set forth in this Agreement (the "Closing Date"), at the offices of Brobeck, Phleger & Harrison LLP, Two Embarcadero Place, 2200 Geng Road, Palo Alto, California, unless a different date or place is agreed to in writing by the parties hereto.

     I.3  Effects of the Merger.  At the Effective Time of the
     ---------------------------
Merger, (a) the separate existence of Sub shall cease and Sub shall be merged with and into CRC (Sub and CRC are sometimes referred to herein as the "Constituent Corporations" and CRC after the Merger is sometimes referred to herein as the "Surviving Corporation"); (b) the Certificate of Incorporation of CRC shall be the Certificate of Incorporation of the Surviving Corporation, except that such Certificate of Incorporation shall be amended to provide, among other things, that the authorized capital stock of the Surviving Corporation shall be 1,000 shares of Common Stock; (c) the Bylaws of CRC shall be the Bylaws of the Surviving Corporation; (d) the directors of the Surviving Corporation shall be Bruce O'Pray, Steven Klein, George Roberts, Michael Sophie and Pier Antoniucci; (e) the officers of the Surviving Corporation shall be Bruce O'Pray, Steven Klein, George Roberts, Michael Sophie and Pier Antoniucci; and (f) the Merger shall, from and after the Effective Time of the Merger, have all the effects provided by applicable law.

     I.4  Tax-Free Reorganization; Pooling of Interests.  The
     ---------------------------------------------------
Merger is intended to be a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and to be accounted for as a pooling of interests.

     I.5  Escrow.  Ten percent (10%) of the aggregate number of
     ------------
shares of P-Com Common Stock issued or issuable in connection with the Merger (the "Escrow Shares") shall be held in escrow as collateral for all obligations of the securityholders of CRC (the "Securityholders") pursuant to this Agreement and the provisions of an escrow agreement ("Escrow Agreement") in the form attached hereto as Exhibit 1.5. The Escrow Shares shall be withheld pro rata from the shares of P-Com Common Stock to be received by the Securityholders of CRC upon exchange of their securities.


                            ARTICLE II

         EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
              CONSTITUENT CORPORATIONS; EXCHANGE OF
                CERTIFICATES; SUPPLEMENTARY ACTION

     II.1 Effect on Capital Stock.
     -----------------------------

          (a)  Capital Stock of Sub.  As of the Effective Time of
          --------------------------
the Merger, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of CRC, all issued and outstanding shares of capital stock of Sub shall be converted into 1,000 shares of Common Stock of the Surviving Corporation. Each stock certificate of Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          (b)  Cancellation of Capital Stock of CRC.
          ------------------------------------------

                    (i)  As of the Effective Time of the Merger,
by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of CRC, all shares of capital stock of CRC that are owned directly or indirectly by CRC or by any entity controlled by CRC shall be canceled and no stock of P-Com or other consideration shall be delivered in exchange therefor. For this purpose, an entity controlled by CRC shall mean a corporation or other entity whose voting securities are owned or are otherwise controlled directly or indirectly by CRC or other intermediary entity in an amount sufficient to elect at least a majority of the Board of Directors or other managers of such corporation or other entity. CRC shall close its stock transfer books and not record transfers of CRC common stock after the close of business on the third trading day prior to the Effective Date of the Merger.

                    (ii) As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of CRC and subject to
Section 2.1(b)(iii) below, each issued and outstanding share of CRC common stock, including shares issuable upon the exercise of any CRC Option (as defined in Section 2.1(d) below) prior to the Effective Time, that are issued and outstanding immediately prior to the Effective Time of the Merger shall automatically be canceled and extinguished and converted into the right to receive a fraction of a share of P-Com Common Stock (the "Merger Consideration Per Share") equal to (A) the aggregate merger consideration consisting of that number of shares of P-Com Common Stock determined in accordance with the provisions of Section 2.1(b)(iii) (as finally determined, the "Aggregate Merger Consideration"), divided by (B) the sum of (i) the aggregate number of shares of CRC common stock issued and outstanding as of the Effective Time of the Merger, and (ii) the aggregate number of shares of CRC common stock issuable upon exercise of all outstanding options as of the Effective Time of the Merger (on an as-converted to common stock basis). The ratio pursuant to which each share of common stock of CRC will be exchanged for shares of P-Com Common Stock, determined in accordance with the foregoing provisions, is hereinafter referred to as the "Exchange Ratio." Each holder of a certificate representing any shares of CRC capital stock after the Effective Time of the Merger shall cease to have any rights with respect to such shares, except the right either to receive the Merger Consideration Per Share upon surrender of such certificate, or to exercise such holder's dissenters' rights as provided in Section 2.1(h) hereof and the DCL.

                    (iii)     The number of shares of P-Com
Common Stock constituting the Aggregate Merger Consideration shall be equal to the number obtained by dividing (A) the amount of Twenty-Two Million Dollars ($22,000,000) by (B) the average closing sales price of the P-Com Common Stock as quoted on the National Association of Securities Dealers Automated Quotation System National Market ("Nasdaq National Market") for the thirty
(30) consecutive trading days ending three (3) trading days prior to the Effective Time of the Merger.

          (c)  [Intentionally Left Blank]
          -------------------------------

          (d)  Assumption of CRC Options.
          -------------------------------

                    (i)  As of the Effective Time of the Merger,
by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of CRC, each unexpired and unexercised option to purchase shares of CRC common stock (an "CRC Option") granted under the stock option plans and agreements of CRC outstanding immediately prior to the Effective Time of the Merger shall be assumed by P-Com (an "Assumed CRC Option").
Schedule 2.1(d) hereto sets forth a true and complete list as of the date hereof of all holders of CRC Options, including the number of shares of CRC common stock subject to such options, a breakdown as between vested and unvested options, the exercise price per share and the term of such options. On the Closing Date, CRC shall deliver to P-Com an updated Schedule 2.1(d) hereto current as of the Closing Date. Each CRC Option so assumed by P-Com will continue to have, and be subject to, substantially the same terms and conditions set forth in the documents governing such CRC Option immediately prior to the Effective Time, except that (A) such Assumed CRC Option will be exercisable for that number of whole shares of P-Com Common Stock equal to the product of the number of shares of CRC common stock (on an as-converted to Common Stock basis) that were purchasable under such Assumed CRC Option immediately prior to the Effective Time of the Merger multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of P-Com Common Stock, and
(B) the per share exercise price for the shares of P-Com Common Stock issuable upon exercise of such Assumed CRC Option will be equal to the quotient obtained by dividing the exercise price per share of CRC common stock (on an as-converted to Common Stock basis) at which such CRC Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. Consistent with the terms of the CRC Options and the documents governing such CRC Options and provided P-Com assumes such CRC options in accordance with this Agreement, CRC and the Key Securityholders represent and warrant that the Merger will not terminate or accelerate any Assumed CRC Option or any right of exercise, vesting or repurchase relating thereto with respect to shares of P-Com Common Stock acquired upon exercise of such CRC Option. Holders of CRC Options will not be entitled to acquire CRC capital stock following the Merger.

                    (ii) Holders of vested CRC Options may elect to exercise such options prior to the Effective Time of the Merger and receive the Merger Consideration Per Share by providing notice of such exercise and payment of the exercise price thereof to CRC at any time prior to the Effective Time. In the event that any holder of vested CRC Options does not exercise such CRC Options prior to the Effective Time, such CRC Options shall become Assumed CRC Options.

                    (iii)     As soon as practicable after the
Effective Time of the Merger, P-Com shall issue to each holder of an Assumed CRC Option a document evidencing the stock option assumption by P-Com in substantially the form set forth in
Exhibit 2.1(d)(iii) attached hereto. The right to receive an Assumed CRC Option may not be assigned or transferred, except to the extent the predecessor CRC Option was assignable or transferable. Any attempted assignment contrary to this
Section 2.1(d) shall be null and void.

          (e)  Exemption from Registration; Registration Rights.
          ------------------------------------------------------
The P-Com Common Stock to be issued in connection with the Merger will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and under applicable state securities laws. The shares of P-Com Common Stock and Assumed Options issued in the Merger, pursuant to this Agreement and the Merger Agreement, shall have certain registration rights as provided in the Registration Rights Agreement attached hereto as Exhibit 2.1(e).

          (f)  CRC Capital Stock Subject to Repurchase.  All
          ---------------------------------------------
shares of P-Com Common Stock which are received in the Merger in exchange for shares of CRC common stock which, under applicable stock purchase, stock restriction or similar agreements with CRC, are unvested or subject to a repurchase option or other condition of forfeiture which by its terms does not terminate due to the Merger ("CRC Restricted Stock") will also be unvested or subject to the same repurchase option or other condition, as the case may be, and the certificates evidencing such shares will be marked with appropriate legends. CRC and the Key Securityholders represent and warrant that Schedule 2.1(f) hereto sets forth a true and complete list of all holders of CRC Restricted Stock, including the number of shares of CRC Restricted Stock held and a breakdown as between vested and unvested shares. On the Closing Date, CRC shall deliver to P-Com an updated Schedule 2.1(f) hereto current as of the Closing Date.

          (g)  Adjustment of Exchange Ratio.  If, between the
          ----------------------------------
date of this Agreement and the Effective Time of the Merger, the outstanding shares of P-Com Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, stock dividend, stock combination, exchange of shares or readjustment, the Exchange Ratio shall be correspondingly adjusted.

          (h)  Dissenters' Appraisal Rights.  If, as of the
          ----------------------------------
Effective Time of the Merger, holders of capital stock of CRC have duly and properly exercised and not lost dissenters' rights ("Dissenting Shares") in connection with the Merger under Section 262 of the DCL, such shares of common stock of CRC shall not be converted into P-Com Common Stock but shall be converted into the right to receive the "fair value" of their shares (exclusive of any element of value arising from the accomplishment or expectation of the Merger) as determined by the Delaware Court of Chancery. CRC shall give P-Com prompt notice of any appraisal demand received by CRC. P-Com shall have the right to participate in all negotiations and proceedings with respect to such demand. Each holder of Dissenting Shares (a "Dissenting Stockholder") who, pursuant to the provisions of the DCL, becomes entitled to payment of the value of shares of common stock of CRC shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). In the event of a legal obligation, after the Effective Time of the Merger, to deliver shares of P-Com Common Stock to any holder of shares of common stock of CRC who shall have failed to make an effective purchase demand or shall have lost his status as a Dissenting Stockholder, P-Com shall issue and deliver, upon surrender by such Dissenting Stockholder of his certificate or certificates representing shares of common stock of CRC, the shares of P-Com Common Stock to which such Dissenting Stockholder is then entitled under this Section 2.1. CRC agrees that, except with the prior written consent of P-Com, it will not make any payment with respect to, or settle or offer to settle, any such purchase demand.

               (i)  Fractional Shares.  No fractional shares of P-
               -----------------------
Com Common Stock shall be issued, but in lieu thereof each holder of shares of CRC common stock who would otherwise be entitled to receive a fraction of a share of P-Com Common Stock shall receive from P-Com an amount of cash equal to (A) the average closing sales prices of P-Com Common Stock as quoted on the Nasdaq National Market for thirty (30) consecutive trading days ending three (3) trading days prior to the Effective Time of the Merger multiplied by (B) the fraction of a share of P-Com Common Stock to which such holder would otherwise be entitled. The fractional share interests of each CRC Securityholder shall be aggregated, so that no CRC Securityholder shall receive cash in an amount greater than the value of one (1) full share of P-Com Common Stock.

     II.2 Exchange of Certificates.
     ------------------------------

          (a)  Exchange Agent.  Prior to the Closing Date, P-Com
          --------------------
shall appoint U.S. Stock Transfer Corporation to act as exchange agent (the "Exchange Agent") in the Merger.

          (b)  P-Com to Provide Common Stock.  Upon the Closing,
          -----------------------------------
P-Com shall make available for exchange in accordance with this
Article II, through such reasonable procedures as P-Com may adopt, the shares of P-Com Common Stock issuable pursuant to
Section 2.1 and any cash paid for fractional shares in exchange for outstanding shares of capital stock of CRC, less any amounts held in escrow, for all Securityholders set forth on Schedule 2.2(b) delivered by CRC to P-Com before the close of business on the second trading day prior to the Effective Date, which Schedule will contain the name and address of each Securityholder of record at the close of business on the third trading day prior to the Effective Date, the number of shares of CRC capital stock owned of record by such Securityholder and the number of shares of P-Com Common Stock issuable to such Securityholder based upon the Merger Consideration Per Share set forth in Section 2.1(b) hereof.

          (c)  Exchange Procedures.
          -------------------------
                    (i)  Within five (5) business days after the
Effective Time of the Merger, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time of the Merger represented outstanding shares of common stock of CRC (the "Certificates") whose shares are being converted into P-Com Common Stock pursuant to Section 2.1 hereof (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as P-Com may reasonably specify) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for P-Com Common Stock and cash for fractional shares, if applicable. Upon surrender of a Certificate or affidavit of loss therefor for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by P-Com, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor the number of shares of P-Com Common Stock and cash for fractional shares, if applicable, to which the holder of CRC capital stock is entitled pursuant to Section 2.1 hereof together with any dividend or distribution thereon which may have been paid since the Effective Time of the Merger. The Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of CRC capital stock which is not registered on the transfer records of CRC, the appropriate number of shares of P-Com Common Stock may be delivered to a transferee if the Certificate or affidavit of loss representing such CRC capital stock is presented to the Exchange Agent and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this
Section 2.2, each Certificate shall be deemed at all times after the Effective Time of the Merger to represent the right to receive upon such surrender the number of shares of P-Com Common Stock as provided by this Article II and the provisions of the DCL together with any dividend or distribution thereon which may have been paid since the Effective Time of the Merger but shall, subject to Section 2.1(h), have no other right; provided, however, that customary and appropriate certifications and indemnities allowing exchange against lost or destroyed certificates shall be provided; and provided further that nothing in this Section 2.2(c) shall require P-Com to exchange its Common Stock to any holder of CRC capital stock who shall fail to surrender a certificate representing such shares or the certification and indemnities relating to a lost certificate. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of CRC capital stock for any P-Com Common Stock or any dividend or distribution in respect thereof delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.
Promptly following the date that is six (6) months after the Effective Date, the Exchange Agent shall return to the Surviving Corporation all shares of P-Com Common Stock in its possession relating to the transactions described in this Agreement and any dividend or distribution in respect thereof, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the shares of P-Com Common Stock and any dividend or distribution in respect thereof to which such holder is entitled pursuant hereto.

          (d)  No Further Ownership Rights in Capital Stock of CRC.
          ---------------------------------------------------------
All P-Com Common Stock delivered upon the surrender for exchange of shares of capital stock of CRC in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of capital stock of CRC. There shall be no further registration of transfers on the stock transfer books of the Surviving
Corporation of the shares of capital stock of CRC which were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

     II.3 Supplementary Action.  If at any time after the
     --------------------------
Effective Time, any further assignments or assurances in law or any other things are necessary or desirable to vest or to perfect or confirm of record in the Surviving Corporation the title to any property or rights of either CRC or Sub or otherwise to carry out the provisions of this Agreement, the officers and directors of the Surviving Corporation are hereby authorized and empowered, in the name of and on behalf of CRC and Sub, to execute and deliver any and all things necessary or proper to vest or to perfect or confirm title to such property or rights in the Surviving Corporation, and otherwise to carry out the purposes and provisions of this Agreement.


                           ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF CRC
                   AND THE KEY SECURITYHOLDERS

     III.1     Representations and Warranties of CRC and each Key
     ------------------------------------------------------------
Securityholder.  Except as set forth in a letter specifically
---------------
referring to a subsection of this Section 3.1 of this Agreement (the "Disclosure Letter") delivered by CRC and the Key Securityholders to P-Com, each of CRC and the Key Securityholders, jointly and severally, represent and warrant to P-Com and Sub that the representations and warranties set forth below shall be true and correct as of the date hereof and as of the Closing; provided, however, that any and all representations and warranties made by the Key Securityholders in this Article III shall be made to the best of their knowledge after due inquiry. For purposes of these representations and warranties and indemnities, CRC shall also refer to and include all subsidiaries and joint ventures of CRC, if applicable. As used in this Agreement, "Business Condition" with respect to CRC shall refer to CRC's financial or other condition, property, results of operations and assets (taken as a whole) and its business as presently conducted.

          To the extent that the representations and warranties are qualified as to the best of the knowledge of the Key
Securityholders after due inquiry, such representations and warranties are made by CRC without qualification or limitation.

          (a)  Organization of CRC.  CRC is a corporation duly
          -------------------------
organized and validly existing and in good standing under the laws of the state of Delaware and has all corporate power and authority to own, operate and lease its properties and to carry on its business in the places where its business is now conducted and to directly own, lease, and operate its business. CRC is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the nature of its business or the ownership of its properties makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect on the Business Condition. CRC has delivered to P-Com complete and correct copies of its Certificate of Incorporation and Bylaws, and all amendments thereto, and has delivered or provided for P-Com's review complete and correct copies of all minutes of all directors' and stockholders' meetings, complete and accurate as of the date hereof, and stock certificate books of CRC (as of the Closing), which correctly set forth the record ownership of all outstanding shares of capital stock of CRC.

          (b)  Capital Structure.
          -----------------------
            (i) The authorized capital stock of CRC consists of four million (4,000,000) shares of Common Stock, par value $.01 per share. As of the date of this Agreement, there were issued and outstanding Two Million Eight Hundred Twenty Four Thousand Seven Hundred Fifty Eight (2,824,758) shares of CRC Common Stock. As of the date of this Agreement, there were Three Hundred Twenty Seven Thousand Five Hundred (327,500) shares of Common Stock reserved for issuance upon the exercise of outstanding options to purchase shares of CRC Common Stock (the "CRC Options"). There are no outstanding shares of CRC capital stock or any other equity securities or rights to purchase equity securities of CRC, other than as described in the preceding sentences.

           (ii) All outstanding shares of CRC Common Stock are, and any shares of CRC Common Stock issued upon exercise of any CRC Option will be, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, CRC's Certificate of Incorporation or Bylaws, or any agreement to which CRC is a party or by which CRC may be bound. All outstanding common stock or other CRC securities have been issued in compliance with applicable federal and state securities laws. Holders of issued and outstanding CRC Common Stock have no basis for asserting rights to rescind the purchase of any such CRC Common Stock. Except as set forth in Section 3.1(b)(i), there are no other options, warrants, calls, conversion rights, commitments or agreements of any character to which CRC is a party or by which CRC may be bound that do or may obligate CRC to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of CRC capital stock or that do or may obligate CRC to grant, extend or enter into any such option, warrant, call, conversion right, commitment or agreement.

          (iii)     Schedule 3.1(b) contains a complete and
          -------------------------
accurate list of, and the number of shares owned of record by, the holders of outstanding CRC Common Stock and their state or country of residence.

           (iv)     All of CRC's incentive stock options under
Section 422 of the Internal Revenue Code have been issued in compliance with all laws, rules and regulations necessary to preserve such incentive stock option treatment. None of the issued and outstanding shares of CRC common stock is subject to repurchase or redemption. All CRC options have been issued in accordance with CRC's stock option plans and all state securities laws. The CRC stock option plans and all amendments thereto have been approved by all requisite CRC Securityholder action. CRC does not have in effect any stock appreciation rights plan and no stock appreciation rights are currently outstanding. The consummation of the Merger shall not cause an acceleration in the vesting or lapse of any restriction or right of any of CRC's securities.

            (v) Except for any restrictions imposed by applicable state and federal securities laws, there is no right of first refusal, co-sale right, right of participation, right of first offer, option or other restriction on transfer applicable to any shares of CRC capital stock to which CRC is a party or which are known to CRC.

           (vi)     CRC is not a party or subject to any
agreement or understanding, and there is no agreement or under standing between or among any persons that affects or relates to the voting or giving of written consent with respect to any outstanding security of CRC.

          (c)  Authorization of CRC.  CRC and each Key
          --------------------------
Securityholder has full power and authority to enter into this Agreement and the Agreement of Merger, the Escrow Agreement and the Registration Rights Agreement (collectively, the "Related Agreements") to which it or they are a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements by all parties, the performance by CRC and the Key Securityholders of their respective obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by CRC's Board of Directors. Each of CRC and the Key Securityholders has taken all necessary action with respect to the execution and delivery of this Agreement and the Related Agreements. Each of this Agreement and the Related Agreements constitutes legal, valid and binding obligations of CRC and the Key Securityholders, enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws affecting creditors' rights and remedies generally.

          (d)  [Intentionally Omitted].
          -----------------------------

          (e)  Conflicts.  The execution and delivery of this
          ---------------
Agreement and the Related Agreements do not and, subject to satisfaction of the conditions set forth in Article VI hereto, the performance and consummation of the transactions contemplated hereby and thereby will not, conflict with or result in any conflict with, breach or violation of any statute, law, rule, regulation, judgment, order, decree, or ordinance applicable to CRC or its properties or assets or the assets of any Key Securityholder, or conflict with or result in any conflict with, breach or violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, forfeiture or acceleration of any obligation or the loss of a benefit under, or result in the creation of a lien or encumbrance on any of the properties or assets of CRC pursuant to (i) any provision of the current Certificate of Incorporation or Bylaws of CRC or (ii) any agreement, contract, note, mortgage, indenture, lease, instrument, permit, concession, franchise or license to which CRC is a party or by which CRC or any of its property or assets may be bound or affected.

          (f)  Consents.  No consent, approval, order or
          --------------
authorization of, or registration, declaration of, or qualification or filing with, any court, administrative agency, commission, regulatory authority or other governmental or administrative body or instrumentality, whether domestic or foreign (a "Governmental Entity"), is required by or with respect to CRC in connection with the execution and delivery of this Agreement and the Related Agreements by CRC or the consummation by CRC of the transactions contemplated hereby or thereby, except for (i) the filing of the Agreement of Merger pursuant to Section 251(c) of the DCL and appropriate documents with the relevant authorities of other states in which CRC is qualified to do business; (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the Merger; and
(iii) filings, if any, required to be made by each of P-Com and CRC under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act").

          (g)  Financial Information.  CRC has furnished to P-Com
          ---------------------------
a complete and accurate copy of its audited balance sheet as of December 31, 1994, December 31, 1995 and 1996 and its audited statements of operations, cash flow and stockholders' equity for each of its fiscal years ended December 31, 1994, 1995 and 1996 (collectively the "CRC Financial Statements"). The CRC Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied and fairly present the consolidated financial position of CRC as and at the dates thereof and CRC's consolidated results of operations and cash flows for the periods then ended. The notes to the CRC Financial Statements as at and for each such period set forth in reasonable detail CRC's accounting policies, principles and methods with respect to the calculation of its accounts receivable (including policies for its revenue and cost recognition and research and development costs). For purposes of this representation, all of CRC's financial statements audited by KPMG Peat Marwick, LLP in connection with any report filed by P-Com with the Securities and Exchange Commission shall be deemed a component of the "CRC Financial Statements" and the representations and warranties set forth in this paragraph (g) shall be deemed to refer to and include such financial statements. The projections of CRC dated February 10, 1997 and attached hereto as Exhibit 3.1(g) were prepared in good faith and are based on reasonable assumptions as set forth therein. All of CRC's general ledgers, books and records are located at CRC's principal place of business. CRC does not have any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) that (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of CRC.

          (h)  Absence of Certain Changes and Events.  Since
          -------------------------------------------
December 31, 1996, there has not been:

            (i) any material adverse change in the financial condition, results of operation, assets, liabilities or business of CRC (or any occurrence, circumstance, or combination thereof which could reasonably be expected to result in any such material adverse change) from that reflected in the CRC Financial Statements; provided, however, that any changes in the financial condition, results of operation, assets, liabilities or business of CRC resulting from adjustments to financial statements of CRC for periods prior to or including the Closing Date made at the specific direction of P-Com shall not be deemed to be a material adverse change for purposes of this Section 3.1(h).

           (ii) any event, including, without limitation, shortage of materials or supplies, fire, explosion, accident, requisition or taking of property by any governmental agency, flood, drought, earthquake, or other natural event, riot, act of God or a public enemy, or damage, destruction, or other casualty, whether covered by insurance or not, which has had a material adverse effect on the Business Condition or any such event which reasonably could be expected to have such a material adverse effect on the Business Condition;

          (iii) any material transaction (other than the transactions contemplated herein) which was entered into or carried out by CRC other than in the ordinary and usual course of business, other than transactions to borrow money either (x) from P-Com or (y) failing a loan by P-Com, from a third party, provided that such loan or loans are not senior in priority or preference to the existing indebtedness to P-Com, are at market rates, the proceeds therefrom are used solely for working capital purposes by CRC and the total outstanding indebtedness of CRC at any time does not exceed $4,000,000;

           (iv) any increase in or modification of the compensation or benefits payable or to become payable by CRC to any of its "service providers" (which when used in this Agreement, shall be defined to consist of CRC's employees, consultants and independent contractors) or changes pursuant to employment agreements currently in effect or changes in position except such increases or modifications as would be permitted pursuant to Section 5.1(n) hereof;

            (v) any increase in or modification of any bonus, pension, insurance or other employee benefit plan, payment or arrangement (including, without limitation, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any of its service providers;

           (vi) any alteration in any term of any outstanding security of CRC;

          (vii) any making of any loan, advance or capital contribution to, or investment in, any person other than advances made in the ordinary course of business of CRC;

          (viii)    any change made by CRC in its method of
operating the business of CRC or in its accounting practices relating thereto;

           (ix) any mortgage, pledge, lien, security interest, hypothecation, charge or other encumbrance imposed or agreed to be imposed on the assets of CRC other than liens arising with respect to taxes not yet due and payable, and such liens and encumbrances, if any, which arise in the ordinary course of business and are not material in nature or amount either individually or in the aggregate, and which do not detract from the value of the assets of CRC or impair the operations conducted thereon;

            (x) any sale, lease, or disposition of, or any agreement to sell, lease, or dispose of any of the assets of CRC, other than sales, leases, or dispositions in the usual and ordinary course of business and consistent with prior practice;

           (xi) any modification, waiver, change, amendment, release, rescission, accord and satisfaction, or termination of, or with respect to, any material term, condition, or provision of any contract, agreement, license, or other instrument to which CRC is a party and relating to or affecting the Business Condition, other than any satisfaction by performance in accordance with the terms thereof in the usual and ordinary course of business and consistent with prior practice;

          (xii) any labor disputes or disturbances affecting in an adverse fashion the Business Condition, including, without limitation, the filing of any petition or charge of unfair labor practices with the National Labor Relations Board;

          (xiii) any notice (written or unwritten) from any employee of CRC who provides any services to CRC that such employee has terminated, or intends to terminate, such employee's employment with CRC;

          (xiv) any notice (written or unwritten) from any of CRC's suppliers that any such supplier will not continue to supply the current level and type of goods currently being provided by such supplier to CRC on similar terms and conditions;

           (xv) any adverse relationships or conditions with vendors or customers that may have a material adverse effect on the Business Condition;

          (xvi) any waivers, compromises or discharges of any rights or debt owed of substantial value to CRC;

          (xvii) any other event or condition of any character which materially adversely affects, or may reasonably be expected to so affect, the Business Condition; or

          (xviii)   any purchase or lease of or any agreements to
purchase or lease capital assets by CRC in excess of $10,000 individually, or in excess of $25,000 in the aggregate.

          (xix) any issuance, redemption, repurchase or other acquisition of shares of CRC Common Stock (other than issuances pursuant to exercise of CRC Options or repurchases of CRC Common Stock at cost in the ordinary course under the terms of agreements relating to CRC Restricted Stock (as defined in Section 2.1(f)), or any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to CRC Common Stock;

           (xx) any (A) incurrence, assumption or guarantee by CRC of any debt for borrowed money other than trade indebtedness incurred in the ordinary course of business consistent with past practice, borrowings by CRC under its credit agreement in the ordinary course of business and borrowings by CRC from P-Com and failing a loan by P-Com, from a third party, provided that such loan or loans are not senior in priority or preference to the existing indebtedness to P-Com, are at market rates, the proceeds therefrom are used solely for working capital purposes by CRC and the total outstanding indebtedness of CRC at any time does not exceed $4,000,000; (B) any waiver or compromise by it of a valuable right or of a debt owed to it; (C) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by it, except that which is not material to its Business Condition; (D) issuance or sale of any securities convertible into or exchangeable for debt securities of CRC; or (E) issuance or sale of options or other rights to acquire from CRC, directly or indirectly, debt securities of CRC or any securities convertible into or exchangeable for any such debt securities;

          (xxi) any transfer or grant of a right under the CRC Intellectual Property Rights (as defined in Section 3.1(o)) other than those transferred or granted in the ordinary course of business consistent with past practice; or

          (xxii) Any agreement or arrangement made by CRC to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this
Section 3.1 untrue or incorrect as of the date when made.

          (i)  Conduct of Business.  At all times since
          -------------------------
December 31, 1996, CRC has conducted its business in the ordinary course thereof and used reasonable commercial efforts to preserve intact the organization of its business and the goodwill of its customers, suppliers, and others having business relations with CRC.

          (j)  Undisclosed Liabilities.  There are no debts,
          -----------------------------
liabilities, or obligations with respect to CRC or to which the assets of CRC or its business, property or assets are subject, whether liquidated, unliquidated, accrued, absolute, contingent or otherwise, that are not identified in the Disclosure Letter or reflected in the Financial Statements, except for liabilities and obligations arising subsequent to December 31, 1996 from the operations of the business of CRC in the ordinary course consistent with prior practices (including borrowings under CRC's revolving credit agreement) and borrowings from P-Com, which are individually less than $20,000 and are less than $50,000 in the aggregate.

          (k)  Inventory.  Schedule 3.1(k) lists all inventory
          --------------------------------
owned by CRC as of December 31, 1996, including goods supplied to CRC by suppliers, goods on consignment, and all other goods custo marily sold by CRC (whether located on the premises of CRC, in transit to or from such premises, in other storage facilities, or otherwise), and identifies whether such inventory is owned by CRC or held on consignment (collectively, the "Inventory"). The Inventory is valued at cost (determined on a first-in first-out basis) or market, whichever is lower, with allowances for excess and obsolete materials and materials below standard quality determined in accordance with GAAP consistently applied. The quality and quantity of the Inventory is such that the Inventory is, in all material respects, readily usable and saleable in the ordinary course of the business of CRC, except such amounts as are reserved in accordance with GAAP consistently applied. All Inventory materially in excess of reasonable estimated requirements for CRC based on current operations for the nine (9) months from the date hereof is set forth in Schedule 3.1(k). Except as disclosed in Schedule 3.1(k), CRC holds no Inventory manufactured to customer specifications effectively rendering the Inventory saleable only to that customer. CRC has continued to replenish the Inventory in a normal and customary manner consistent with past practices.

          (l)  Taxes.
          -----------

            (i) For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any and all taxes or obligations with respect thereto, including, without limitation,
(i) any income, profits, alternative or add-on minimum tax, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, net worth, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity responsible for the imposition of any such tax (domestic or foreign) (a "Taxing Authority"); (ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period or as the result of being a transferee or successor thereof; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) above as a result of any express or implied obligation to indemnify any other person.

           (ii) All Tax returns, statements, reports and forms (including estimated Tax returns and reports and information returns and reports) required to be filed with any Taxing Authority with respect to any Taxable period ending on or before the Effective Time of the Merger, by or on behalf of CRC (collectively, the "CRC Returns"), have been or will be completed and filed in correct form when due (including any extensions of such due date), and all amounts shown to be due thereon on or before the Effective Time of the Merger have been or will be paid on or before such date; the CRC Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with GAAP; the December 31, 1996 balance sheet (i) fully accrues all actual and contingent liabilities for Taxes with respect to all periods through December 31, 1996 and CRC has not and will not incur any Tax liability in excess of the amount reflected on the December 31, 1996 balance sheet with respect to such periods less any amount thereof that represents a reserve for deferred taxes established to reflect any differences between book and tax income, and (ii) properly accrues in accordance with GAAP all liabilities for Taxes payable after December 31, 1996 with respect to all transactions and events occurring on or prior to such date; no Tax liability of CRC has been incurred since December 31, 1996, other than in the ordinary course of business; and all information set forth in the notes to the CRC Audited Financial Statements relating to Tax matters is presented in accordance with GAAP and is true and accurate in all material respects. Neither CRC nor any member of any affiliated or combined group of which CRC has been a member has granted any extension or waiver of the limitation period applicable to any CRC Returns.

          (iii) With respect to all amounts in respect of Taxes imposed upon CRC or for which CRC is or will be liable, whether to taxing authorities (as, for example, under law) or to other persons or entities (as, for example, under tax allocation agreements), with respect to all Taxable periods or portions of periods ending on or before the date of Closing, all applicable tax laws and agreements have been or will be fully complied with, and all such amounts required to be paid by CRC to Taxing authorities or others on or before the date of this Agreement have been paid. Except for current periods with respect to which Taxes are not yet due, CRC does not owe any Taxes on compensation paid to any of its employees.

           (iv) There is no claim, audit, action, suit, proceeding or investigation now pending or threatened against or with respect to CRC in respect of any Tax or assessment. There are no liabilities for Taxes with respect to any notice of deficiency or similar document of any Tax Authority received by CRC which have not been satisfied in full (including liabilities for interest, additions to Tax and penalties thereon and related expenses). Neither CRC nor any person on behalf of CRC has entered into or will enter into any agreement or consent pursuant to Section 341(f) of the Code. There are no liens for Taxes upon the assets of CRC, except liens for current Taxes not yet due. Except as may be required as a result of the Merger, CRC has not been and will not be required to include any adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Closing.

            (v) There is no contract, agreement, plan or arrangement, including, without limitation, the provisions of this Agreement, covering any current or former service provider of CRC that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to
Section 280G or Section 162 of the Code (as determined without regard to Section 280G(b)(4)); CRC is not a party to or bound by (or will prior to the Effective Date become a party to or bound by) any tax indemnity, tax sharing or tax allocation agreement (whether written, unwritten or arising under operation of federal law as a result of being a member of a group filing consolidated tax returns, under operation of certain state laws as a result of being a member of a unitary group, or under comparable laws of other states or foreign jurisdictions) which includes a party other than CRC; none of the assets of CRC (i) is property that CRC is required to treat as owned by any other person pursuant to the so-called "safe harbor lease" provisions of former
Section 168(f)(8) of the Code, (ii) directly or indirectly secures any debt the interest on which is tax exempt under
Section 103(a) of the Code, or (iii) is "tax exempt use property" within the meaning of Section 168(h) of the Code; CRC has not participated in (and prior to the Effective Date CRC will not participate in) an international boycott within the meaning of
Section 999 of the Code; CRC has previously provided or made available to P-Com true and correct copies of all CRC Returns, and, as reasonably requested by P-Com, prior to or following the date hereof, presently existing information statements, reports, work papers, Tax opinions and memoranda and other Tax data and documents.

           (vi)     Schedule 3.1(1) lists (i) any foreign Tax
           ------------------------
holidays that CRC has in any jurisdiction, including the nature, amount and lengths of such Tax holiday, (ii) any intercompany transfer pricing agreements or other arrangements that have been established by CRC in any foreign jurisdiction and (iii) any expatriate tax programs or policies affecting CRC. CRC is not, and has not been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

          (vii)     No stockholder of CRC is other than a United
States person within the meaning of the Code, except as indicated
on Schedule 3.1(b).
   ---------------

          (viii) CRC does not have and has not had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country and CRC has not engaged in a trade or business within any foreign country.

           (ix)     CRC is not party to any joint venture,
partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes.

            (x) CRC's basis, and excess loss account, if any, in each subsidiary of CRC, if applicable, is set forth in
Schedule 3.1(l). The earnings and profits (and any adjustment required by Section 1503(e) of the Code) for each subsidiary are set forth in Schedule 3.1(l).

           (xi) All material elections with respect to Taxes affecting CRC as of the date of this Agreement are set forth in
Schedule 3.1(l). No material election with respect to Taxes will be made without the prior written consent of CRC.

          (xii)     CRC is not currently and never has been
subject to the reporting requirements of Section 6038A of the Code.

          (m)  Employee Matters.
          ---------------------

            (i) The hours worked by and payments made to CRC employees have not been in violation of the Fair Labor Standards Act or any other applicable federal, foreign, state or local laws dealing with such matters except where such violations, would not be material to the Business Condition of CRC.

           (ii)     All payments due from CRC on account of
employee health and welfare insurance have been paid.

          (iii) All severance and similar payments by CRC which are or were due under the terms of any agreement or otherwise have been paid in full.

          (n)  Compliance With Law.  Schedule 3.1(n) sets forth
          ------------------------------------------
all of CRC's franchises, licenses, permits, use permits, consents, authorizations and approvals of any federal, foreign, state or local regulatory, administrative, or other governmental or zoning agency or body (collectively referred to herein as "Governmental Permits"). CRC has, in all material respects, complied and is in compliance with all applicable federal, foreign, state, local laws, statutes, licensing requirements, rules, and regulations, and judicial or administrative or zoning decisions. CRC has been granted all licenses, permits (temporary and otherwise), authorizations, and approvals from federal, foreign, state, and local government regulatory or zoning bodies necessary to carry on its business and operations and maintain the assets of CRC, all of which are currently valid and in full force and effect except where the failure to obtain such licenses, permits, authorizations and approvals will not have a material adverse effect on the Business Condition. All such licenses, permits, authorizations and approvals shall as of the Effective Date of the Merger be valid and in full force and effect as to the Surviving Corporation to the same extent that they were prior to the Effective Time of the Merger. There is no order, injunction, decree, stipulation or award (whether rendered by a court or administrative agency or by arbitration) issued against CRC or any of its properties or businesses. There is no investigation or proceeding, pending or threatened, or notice served with respect to any violation of any law, ordinance, order, writ, decree, rule or regulation issued by any federal, state, local, or foreign court or governmental agency or instrumentality applicable to CRC. CRC has valid use permits for its business and operations.

          (o)  Intellectual Property Rights.
          ---------------------------------
                    (i)  CRC owns, or is licensed or otherwise
entitled to exercise, without restriction (other than pursuant to applicable law and the terms of each such license) all rights to all patents, trademarks, trade names, service marks, copyrights, trade secret rights and other intellectual property rights, and any applications or registrations therefor, and all net lists, schematics, technology, source code, know-how, computer software programs and all other tangible and intangible information or material used or usable by CRC in its business (collectively, the "Intellectual Property Rights") without any conflict or infringement of the rights of others. All of such Intellectual Property Rights are set forth in Schedule 3.1(o).

                    (ii) Schedule 3.1(o) also lists (i) all
                    --------------------
patents and all registered copyrights, trade dress, trade names, trademarks, service marks and other company, product or service identifiers and mask work rights included in the Intellectual Property Rights, and specifies the jurisdictions in which each such Intellectual Property Right has been registered, including the respective registration numbers; (ii) all licenses, sublicenses and other agreements as to which CRC is a party and pursuant to which CRC or any other person is authorized to use any Intellectual Property Right except for licenses for software which is generally available; and (iii) if applicable, all parties to whom CRC has delivered copies of CRC source code, whether pursuant to an escrow arrangement or otherwise, or parties who have the right to receive such source code. Copies of all such licenses, sublicenses, and other agreements identified pursuant to clause (ii) above have been delivered by CRC to P-Com.

                    (iii) CRC is not, or as a result of the execution and delivery of this Agreement or the performance of CRC's obligations hereunder will not be, in violation of, or lose or in any way impair any material rights pursuant to any license, sublicense or agreement described in Schedule 3.1(o).

                    (iv)  CRC is the absolute owner or licensee
of, with all necessary right, title and interest in and to (free and clear of any liens, encumbrances or security interests), the Intellectual Property Rights and has rights to the use, sale, license or disposal thereof or the material covered thereby in connection with the services or products in respect of which the Intellectual Property Rights are being used, sold, licensed or disposed of. Except as described in the Disclosure Letter, CRC has taken all commercially reasonable actions and made all applicable applications and filings pursuant to applicable laws to perfect or protect its interests in such Intellectual Property Rights.

                    (v)  No claims with respect to the
Intellectual Property Rights have been asserted or are threatened by any person, and there are no claims (i) to the effect that the manufacture, marketing, license, sale or use of any product as now used or offered or proposed for use or sale by CRC infringes any copyright, patent, trade secret or other intellectual property right of any third party or violates any license or agreement with any third party; (ii) contesting the right of CRC to use, sell, license or dispose of any Intellectual Property Rights; or (iii) challenging the ownership, validity or effectiveness of any of the Intellectual Property Rights.

                    [(vi)      Intentionally Omitted]

                    (vii)      There has not been and there is
not now any unauthorized use, infringement or misappropriation of any of the Intellectual Property Rights by any third party, including, without limitation, any service provider of CRC; CRC has not been sued or charged as a defendant in any claim, suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or other intellectual property rights and which has not been finally terminated prior to the date hereof; there are no such charges or claims outstanding; and CRC does not have any infringement liability with respect to any patent, trademark, service mark, copyright or other intellectual property right of another.

                    (viii)    No Intellectual Property Right is
subject to any outstanding order, judgment, decree, or, except as provided for in the terms of the relevant license, stipulation or agreement restricting in any manner the licensing thereof by CRC. CRC has not entered into any agreement granting any third party the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any Intellectual Property Right owned by CRC. CRC has the exclusive right to file, prosecute and maintain all applications and registrations with respect to the Intellectual Property Rights owned by CRC.

          (p)  Restrictive Documents or Orders.  None of CRC nor
          -------------------------------------
any Securityholder is a party to or bound under any agreement, contract, order, judgment, or decree, or any similar restriction not of general application which adversely affects, or reasonably could be expected to adversely affect (i) the continued operation by P-Com of CRC after the Effective Date of the Merger on substantially the same basis as said business was theretofore operated or (ii) the consummation of the transactions contemplated by this Agreement.

          (q)  Contracts and Commitments.
          -------------------------------
            (i) There is set forth on Schedule 3.1(q) a list of all material outstanding agreements, contracts, contract rights, licenses, purchase and sale orders, quotations and other executory commitments (collectively, the "Contracts"), whether or not in writing, to which CRC or either of the Key Securityholders is a party that relate to any aspect of the business, assets, services or properties of CRC.

           (ii) CRC and each Key Securityholder, as the case may be, has performed all of its obligations under the terms of each Contract and is not in default thereunder. No event or omission has occurred which but for the giving of notice or lapse of time or both would constitute a default by any party thereto under any such Contract; and each such Contract is valid and binding on all parties thereto and in full force and effect. CRC has received no written or unwritten notice of default, cancellation, or termination in connection with any such Contract.

          (iii) There has not been any notice (written or unwritten) from any of CRC's material suppliers that any such supplier will not continue to supply the current level and type of goods currently being provided by such supplier to CRC on the same terms and conditions.

           (iv) Schedule 3.1(q) also lists all material sole or limited source supply agreements.

          (r)  Title to the Property.  CRC has good and
          ---------------------------
marketable title to all of its properties, all of which, to the extent owned by CRC on December 31, 1996, are reflected in the CRC Financial Statements, in each case free and clear of all liabilities, mortgages, pledges, liens, charges, conditional sale or other title retention agreements, assessments, easements, covenants, restrictions, reservations, commitments, obligations or other encumbrances of any nature whatsoever, except as set forth on Schedule 3.1(r). Schedule 3.1(r) hereto also lists all leases of property to which CRC is a party; all leases of property are valid, binding and in full force and effect, and there exists no default thereunder; there exists no restriction on the use of leased property in connection with the business now conducted by CRC or any other matter which prevents or impairs the use of such leased property for the purpose now used; and CRC has all easements and rights necessary to conduct the business it now conducts.

                 (i)     All buildings, offices and other
structures occupied by CRC and all machinery, equipment, tools, fixtures, motor vehicles and other properties owned or used by CRC are in normal operating condition and repair in accordance with generally accepted standards except for such property which has been removed from service and which is not reflected on the Financial Statements.

                (ii) Neither the whole nor any portion of any property owned or occupied by CRC has been condemned or otherwise taken by any public authority, nor does CRC believe that any such condemnation or taking is threatened.

               (iii) All of the properties owned or used by CRC conform in all material respects to all zoning, building, health, safety laws, regulations and/or ordinances relating to such property, whether already in effect or whether enacted by the appropriate legislative bodies but not yet in effect. No notices of violation relating to any such laws, regulations and/or ordinances or calling attention to the need for any work, repairs, constructions, alterations or installations have been received by CRC, nor has there been any action, inaction or state of facts which, with or without the passage of time, may reasonably give rise to any such violation or need for any such work, repairs, constructions, alterations or installments.

          (s)  Litigation.  None of (i) CRC, (ii) the
          ----------------
Securityholders nor (iii) any of CRC's officers or directors is engaged in, or has received any threat of, any litigation, arbi tration, investigation, claim or other proceeding relating to CRC or its officers, directors, employees, benefit plans, properties, Intellectual Property Rights, the business, properties or assets of CRC, licenses, permits or goodwill, or against or affecting the actions taken or contemplated in connection therewith, nor is there any basis therefor. There is no action, suit, proceeding, or investigation pending or threatened against CRC, or the Key Securityholders, or the officers or directors of CRC, that questions the validity of this Agreement, the Related Agreements, or the right of CRC or the Key Securityholders to enter into this Agreement, the Related Agreements, or to consummate the transactions contemplated hereby or thereby, or which might reasonably be expected to result in any material adverse change in the business, condition or properties of CRC. There is no action, suit, proceeding, or investigation by CRC or the Key Securityholders currently pending or which any of them currently intends to initiate. None of CRC, the Key Securityholders, nor any of CRC's officers or directors is bound by any judgment, decree, injunction, ruling or order of any court, governmental, regulatory or administrative department, commission, agency or instrumentality, arbitrator or any other person which would or could have a material adverse effect on the Business Condition.

          (t)  Labor Relations/Personnel.
          -------------------------------
               (i) CRC has not failed to comply in any material respect with Title VII of the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, as amended, the Occupational Safety and Health Act of 1970, as amended, all appli cable, foreign, federal, state, and local laws, rules, and regulations relating to employment, and all applicable laws, rules and regulations governing payment of minimum wages and overtime rates and the withholding and payment of taxes from compensation of employees.

               (ii) There are no material labor controversies pending or threatened between CRC and any of its employees or any labor union or other collective bargaining unit representing any of the employees.

               (iii)     There are no service providers whose
annual base salary exceeds $50,000 who have indicated to CRC a present intention to resign or retire, except as set forth on
Schedule 3.1(t).

               (iv) CRC has never entered into a collective bargaining agreement or other labor union contract applicable to its employees.

               (v) Except as set forth on Schedule 3.1(t), there are no written employment or separation agreements, or oral employment or separation agreements other than those establishing an "at-will" employment relationship between CRC and any of its employees. CRC does not have any obligation (a) to provide any particular form or period of notice prior to termination except such obligations as are imposed by law generally or (b) to pay any of such employees any severance benefits in connection with their termination of employment service. In addition, no severance pay will become due to any CRC employees or other service providers in connection with the Merger, as a result of any CRC agreement, plan or program.

               (vi) Attached hereto as Schedule 3.1(t) is a list of all current directors, officers and employees of CRC setting forth the job title and salary (including bonuses and commissions) payable to each such person. Schedule 3.1(t) also includes independent contractors and consultants of CRC, none of which receive hourly wages or possess job titles.

          (u)  Employee Plans.  All plans, programs, policies,
          --------------------
commitments or other arrangements (whether or not set forth in a written document) maintained by or on behalf of CRC that provide deferred or incentive compensation, stock options or other stock purchase rights, severance or termination pay, medical, dental, life, disability or accident benefits (whether or not insured), collective bargaining agreements, benefits described in Sections 125 or 129 of the Code, or pension, profit sharing or retirement benefits to, or for the benefit of, any active, former or retired service provider of CRC or their spouses or dependents are set forth in Schedule 3.1(u) (collectively, the "Plans").
Any Plan intended to be qualified under Section 401(a) of the Code has either obtained a favorable determination letter as to its qualified status from the Internal Revenue Service ("IRS") or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination. To the extent any Plan with an existing determination letter from the IRS must be amended to comply with the applicable requirements of the Tax Reform Act of 1986 and subsequent legislation, the time period for effecting such amendments will not expire prior to the Merger. CRC has furnished to P-Com copies of the Plans and related Plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and to the extent still in its possession any material employee communications relating thereto) and, where applicable, will provide, as soon as practicable hereafter, copies of the most recent IRS determination letters and Forms 5500 with respect to any such Plan. No Plan is covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 412 of the Code. Neither CRC nor any officer or director of CRC, or trustee or administrator of a CRC Plan is subject to any liability or penalty under Sections 4975 through 4980 of the Code or Title I of ERISA in connection with any Plan. CRC has not violated any of the health care continuation coverage requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") applicable to its employees. Each Plan has been maintained and administered in all respects in compliance with its terms and with the requirements prescribed by all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Plan, except to the extent noncompliance would not have a material and adverse effect on the operation of such Plan. No suit, administrative proceeding, action or other litigation has been brought or is threatened against or with respect to any such Plan, including any audit or inquiry by the IRS or United States Department of Labor. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Plans have been made or accrued.

          (v)  Brokers' and Finders' Fees/Contractual Limitations.
          --------------------------------------------------------
Neither CRC nor any Securityholder is obligated to pay any fees or expenses of any broker or finder in connection with the origin, negotiation, or execution of this Agreement or in connection with any transactions contemplated hereby. Neither
CRC nor any officer, director, employee, Securityholder, agent, or representative of CRC (collectively "Agent/Representatives"), are or have been subject to any agreement, letter of intent or understanding of any kind which prohibits, limits, or restricts CRC or Agent/Representatives from negotiating, entering into and consummating this Agreement, the Related Agreements and the transactions contemplated hereby and thereby.

          (w)  Interested Party Relationships.  Except as set
          ------------------------------------
forth on Schedule 3.1(w), neither CRC nor any officer, director nor 10% Securityholder of CRC (collectively, the "Interested Parties") (nor any family member of any Interested Party or any corporation, partnership or other entity which, directly or indirectly, alone or together with others, controls, is controlled by, or is in common control with any Interested Party, CRC or any such family member) have any material financial interest, direct or indirect, in any material supplier or customer, any party to any contract which is material to CRC or any competitor of CRC.

          (x)  Products Liability.  There are no claims against
          ------------------------
CRC, fixed or contingent, asserting (a) any damage, loss or injury caused by any product or (b) any breach of any express or implied product warranty or any other similar claim with respect to any product other than standard warranty obligations (to replace, repair or refund) made by CRC in the ordinary course of business, except for those claims that, if adversely determined against CRC, would not have a material adverse effect on the Business Condition of CRC. As used herein, "product" shall mean any products manufactured, designed, developed, distributed, sold, re-sold, customized or serviced by CRC.

          (y)  Product Warranties.  CRC has provided to P-Com
          ------------------------
copies or descriptions of its warranty policies and all out standing oral and written warranties or guarantees relating to any of CRC's products, if any, other than warranties or guarantees implied by law.

          (z)  Customers.  Except as indicated on Schedule 3.1(z)
          ---------------
attached hereto, no single customer of CRC accounted for more than 2% of the net sales of CRC during the twelve-month period ended December 31, 1996. CRC has furnished P-Com with complete and accurate copies or descriptions of all current agreements (written or unwritten) with such customers. There is no complaint, event, happening or fact which would lead CRC to believe that any relationship with any of such customers has deteriorated or that any of such customers intends to cancel any orders in backlog.

          (aa) Suppliers.  Schedule 3.1(aa) hereto lists all
          ---------------------------------
suppliers of goods to CRC during the prior two (2) years and the value of goods supplied to CRC in each such year where such value exceeds $10,000 per annum. There has not been any event, happening or fact which would lead CRC to believe any of such suppliers will not continue to supply the current level and type of goods currently being provided to CRC on similar terms and conditions.

          (bb) Books and Records.  The books and records of CRC
          -----------------------
to which P-Com and its accountants and attorneys have been given access are the true books and records of CRC and truly and fairly reflect the underlying facts and transactions in all material respects.

          (cc) Bank Accounts and Powers of Attorney.  Set forth
          ------------------------------------------
in Schedule (ac) is an accurate and complete list showing (a) the name and address of each bank in which CRC has an account or safe deposit box, the number of any such account or any such box, and the names of all persons authorized to draw thereon or to have access thereto and (b) the names of all persons, if any, holding powers of attorney from CRC and a summary statement of the terms thereof.

          (dd) Complete Disclosure.  No representation or
          -------------------------
warranty made by CRC or any Key Securityholder in this Agreement, nor any document, written information, statement (oral or written), financial statement, certificate, schedule or exhibit prepared and furnished, or to be prepared and furnished by CRC or any Key Securityholder or its respective representatives pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished which has not been corrected in subsequent documents, written information, written statements, financial statements or by certificates, schedules or exhibits, as the case may be, and provided to P-Com. All schedules and exhibits pre pared by CRC and the Key Securityholders shall be updated as of the Closing in a form reasonably acceptable to P-Com. There is no event, fact or condition that has resulted in, or could reason ably be expected to result in any event, change or effect that is materially adverse to the Business Condition of CRC taken as a whole that has not been set forth in this Agreement or in the Disclosure Letter.

          (ee) Insurance.  Schedule 3.1(ae) lists all insurance
          ---------------------------------
policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of CRC, the amounts of coverage under each such policy and bond of CRC. CRC has not been refused any requested coverage and no material claim made by CRC has been denied by the underwriters of such policies or bonds. All premiums due under all such policies and bonds have been paid and CRC is otherwise in full compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). CRC does not know of any threatened termination of, the invalidation of any coverage of or material premium increase with respect to, any of such policies.

          (ff) Environmental Matters.
          ---------------------------

               (i) For purposes of this Section 3.1(af), the following terms shall have the following meanings:

               "Court Order" shall mean any judgment, order, award or decree of any foreign, federal, state, local or other court or tribunal, or any governmental entity, and any award in any arbitration proceeding.

               "Disposal Site" shall mean landfill, disposal agent, waste hauler or recycler of Hazardous Materials.

               "Environmental Encumbrance" shall mean any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title, covenant or other restrictions of any kind in favor of any governmental entity for (i) any liability under any Environmental Law or (ii) damages arising from, or costs incurred by such governmental entity in response to, a Release or threatened Release of a Hazardous Material into the environment.

               "Environmental Laws" shall mean all Requirements of Laws which relate to any Hazardous Material or the use, handling, transportation, production, spill, leaking, pumping, injection, deposit, disposal, discharge, dispersal, Release, threatened Release, migration, emission, sale or storage of, or the exposure of any person to, a Hazardous Material.

               "Governmental Permits" shall mean all licenses, franchises, permits, privileges, immunities, approvals and other authorizations from a governmental entity.

               "Hazardous Material" shall mean any material or substance that is prohibited or regulated by any Requirement of Law or that is designated by any governmental entity to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment.

               "Hazardous Materials Activities" shall mean the use, handling, transportation, distribution, sale, Release or threatened Release of, or Remedial Action concerning any Hazardous Material, performed in connection with the Real Property.

               "Real Property" shall mean real property now or at any time in the past owned or leased by CRC or any predecessors or affiliates.

               "Release" shall mean release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Hazardous Material in, on, under or through the Real Property or the air, soil, surface water, ground water or improvements thereof.

               "Remedial Action" shall mean any reporting, investigation, characterization, feasibility study, health assessment, risk assessment, remediation, treatment, recycling, removal, transport, monitoring, maintenance or any other activity incident to the Release, threatened Release, investigation, remediation or removal of a Hazardous Material existing on the Real Property or in, on, under or through the air, soil, ground water, surface water or improvements thereof.

               "Requirements of Laws" shall mean any foreign, federal, state and local laws, statutes, regulations, rules, guidelines, codes, ordinances, judgments, injunctions, decrees, orders, permits, approvals, treaties or protocols enacted, adopted, issued or promulgated by any governmental entity (including, without limitation, those pertaining to electrical, building, zoning, environmental and occupational safety and health requirements) or common law in effect on the date hereof.

          (ii) Except as set forth in Schedule 3.1(af),

                 (A)     CRC complies in all material respects
with all applicable Environmental Laws;

                 (B)     CRC has obtained all environmental,
health and safety Governmental Permits necessary for its operation or required by any Environmental Laws, all such Governmental Permits are in good standing, and CRC is in compliance in all material respects with all terms and conditions of such permits;

                 (C) none of CRC nor any of the Real Property or present or past CRC operations is subject to any pending or ongoing investigation by, notice or order from or agreement with any person (including, without limitation, any prior owner or operator of the Real Property) with respect to (A) any claim of Environmental Law, (B) any Remedial Action, or (C) any claim of losses and expenses arising from the Release or threatened Release of a Hazardous Material;

                 (D)     CRC is not subject to any pending
judicial or administrative proceeding, Court Order or settlement alleging or addressing a violation of or liability under any Environmental Law;

                 (E)     CRC has not filed, and CRC does not
intend to file any notice or report under any Environmental Law reporting an existing or previous violation of any Environmental
Law;

                 (F)     there was not, at the time it was
occupied by CRC, in any CRC Real Property (A) any underground storage tank or surface impoundment; (B) any landfill or waste pile which either is or was used in the frequent manner to dispose or store any Hazardous Material or contains or contained a substantial volume of Hazardous Material; or (C) any polychlorinated biphenyls;

                 (G) CRC has not received any notice of claim to the effect that it is or may be liable to any person as a result of the Release or threatened Release of a Hazardous
Material into the environment from or on any Real Property;

                 (H)     There is not any Environmental
Encumbrance on any Real Property;

                 (I) any asbestos-containing material which is on or part of any Real Property presently occupied by CRC is in good repair according to the current standards and practices governing such material, and its presence or condition does not violate any currently applicable Environmental Law;

                 (J)     none of the products CRC manufactures,
distributes or sells or has manufactured, distributed or sold in the past, contains substantial amounts of asbestos-containing material;

                 (K)     other than Hazardous Materials
reasonably necessary for the conduct of CRC's operations which are properly stored in accordance with applicable Environmental Laws, no Hazardous Material (other than Hazardous Material which is commonly used and not commonly stored, including, by way of example and without limitation, cigarettes and alcoholic beverages) is present on Real Property presently occupied by CRC;

                 (L) Hazardous Materials Activities conducted by CRC (A) have been conducted in compliance with applicable Environmental Laws and (B) have not resulted in the exposure of any person to a Hazardous Material in a manner which has or will cause an adverse health effect to such person; provided, however, that no representation or warranty is provided by the Key Securityholders with respect to Section 3.1(af)(ii)(L)(B);

                 (M)     no court order, action, proceeding,
liability or claim exists or is threatened, against any Disposal Site or against CRC with respect to any transfer or release of Hazardous Materials by CRC to a Disposal Site, and there is no valid basis for such claim;

                 (N)     There is not any fact or circumstance
which is reasonably expected to involve CRC in any environmental litigation or impose upon CRC any environmental liability which would have a material and adverse effect on the business condition of CRC; and

                 (O)     CRC has no records pertaining to
environmental audits or environmental assessments of any Real
Property.

          (gg) Backlog.  Schedule 3.1(ag) hereto sets forth as of
          -------------------------------
a date not earlier than 10 days prior to the date hereof, the backlog of orders that CRC is to ship and contract work to be performed by CRC. CRC either possesses sufficient inventory of parts, materials and personnel to produce the same within their scheduled delivery dates or such parts or materials have lead times such that, absent the occurrence of a force majeure event, CRC can acquire such parts and materials in time to produce and ship such backlog in accordance with its scheduled shipping date.

          (hh) Accounts Receivable.  The amount of all accounts
          -------------------------
receivable of CRC will be good and collectible in full in the ordinary course of business within 90 days of Closing; all accounts receivable arise from bona fide transactions in the ordinary course of business; no contest with respect to the amount or validity of any amount is pending; and none of such accounts receivable is or will on the Closing be subject to any counterclaim, rights of return, refusals to pay or setoff except to the extent of the allowance therefor recorded in accordance with GAAP. The value at which accounts receivable are carried reflect the accounts receivable valuation policy of CRC. As of December 31, 1996 and as of the Closing, except as set forth in
Schedule 3.1(ah), there is and will be (i) no account debtor or note debtor delinquent in its payment by more than 30 days, (ii) no account debtor or note debtor that has refused (or threatened to refuse) to pay its obligation for any reason, (iii) no account debtor or note debtor that is insolvent or bankrupt and (iv) no account receivable or note receivable which is pledged to any third party by CRC, except as set forth on Schedule 3.1(ah). CRC holds no deposits from customers and has received no prepaid service contract revenue or other prepaid revenue.

          (ii) Service Provider Agreements.  No service provider
          ---------------------------------
of CRC is in violation of any term of any employment agreement (whether written or verbal), patent or trademark disclosure agreement, or any other contract or agreement relating to the relationship of any such service provider with CRC or any other party (including prior employers), or any term of any judgment, decree or order, because of the nature of, and resulting in a material adverse effect upon, the Business Condition or future prospects of CRC. Except as set forth in Schedule 3.1(ai), each current service provider of CRC has executed a proprietary information and inventions agreement (or similar agreement) with CRC in the form then being used by CRC, which forms have been pre viously delivered to P-Com by CRC. No former service provider of CRC has executed such an agreement but, CRC has the rights to any and all Intellectual Property Rights developed by each such person while providing services to CRC. Except as set forth on
Schedule 3.1(ai), each employee or consultant-inventor has executed a written agreement validly assigning his or her rights to CRC on all inventions, pending patent applications, all patents issued, and all other intellectual property rights developed by such service provider while working for or on behalf of CRC to the extent that the failure to obtain such written agreements is material to the Business Condition or future pros pects of CRC. To the extent CRC has ever utilized consultants or independent contractors, each consultant or independent contractor has executed a written agreement, validly assigning to CRC his or her rights in and to all copyrights and works of authorship relating to products, services or technology designed, developed, manufactured, licensed, sold, marketed or serviced by CRC and its business to the extent that the failure to obtain such written agreements is material to the Business Condition or future prospects of CRC. None of CRC's service providers is in violation thereof. None of CRC's service providers is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of CRC or that would materially conflict with CRC's business as conducted or as proposed to be conducted or that would prevent any such service provider from assigning inventions to CRC. It is not now and CRC is not aware that it will be necessary for CRC to utilize any inventions material to the Busi ness Condition or future prospects of CRC of any of its service providers (or people it currently intends to hire) made prior to their employment by or relationship with CRC, that are material to the Business Condition or future prospects of CRC.

          (jj) Subsidiaries.  CRC does not own or control,
          ------------------
directly or indirectly, any corporation, partnership, business, trust or other entity.

          (kk) Exports to Certain Countries.  For the five years
          ----------------------------------
preceding the date hereof, CRC has made no sales to entities located or residing or domiciled in, directly or indirectly, Cuba, North Korea, Libya, Iraq, Iran or any other countries prohibited by U.S. export control laws.

          (ll) Foreign Corrupt Practices Act.  None of the
          -----------------------------------
activities or types of conduct below have been or may have been engaged in by CRC, either directly or indirectly:

                 (i)     Any bribes or kickbacks to government
officials or their relatives, or any other payments to such persons, whether or not legal, to obtain or retain business or to receive favorable treatment with regard to business; or

                (ii) Any bribes or kickbacks to persons other than government officials, or to relatives of such persons, or any other payments to such persons or their relatives, whether or not legal, to obtain or retain business or to receive favorable treatment with regard to business; or

               (iii)     Any illegal contributions made to any
political party, political candidate or holder of governmental office; or

                (iv)     Any bank accounts, funds or pools of
funds created or maintained without being reflected on the corporate books of account, or as to which the receipts and disbursements therefrom have not been reflected on such books; or

                 (v)     Any receipts or disbursements, the
actual nature of which has been "disguised" or intentionally misrecorded on the corporate books of account; or

                (vi)     Fees paid to consultants or commercial
agents which exceeded the reasonable value of the services purported to have been rendered; or

               (vii) Any payments or reimbursements made to personnel of the Company for the purposes of enabling them to expend time or to make contributions or payments of the kind or for the purpose referred to in subparagraphs (i)-(vi) above. In addition, CRC has not violated the United States Corrupt Foreign Practices Act or any other similar laws, statute, rule or regulation of any country.

          (mm) Pooling of Interests.  None of CRC nor any of its
          --------------------------
subsidiaries and no other "affiliate" of CRC has taken or failed to take, any action which would prevent CRC or P-Com from accounting for the Merger for financial accounting and reporting purposes as a pooling of interests in accordance with generally accepted accounting principles and the pronouncements of the SEC.


                            ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES
                         OF P-COM AND SUB

     IV.1 Representations and Warranties of P-Com and Sub.
     -----------------------------------------------------
Except as set forth or referred to in any of P-Com's press releases or filings with the Securities and Exchange Commission or the National Association of Securities Dealers, Inc. (collectively, the "SEC Reports and Releases"), copies of which have been delivered or made available to CRC and the Key Securityholders, or as set forth in a letter delivered to CRC and the Key Securityholders, P-Com and Sub represent and warrant that the representations and warranties set forth below shall be true and correct as of the date hereof and as of the Closing.

          As used in this Article IV only, "Business Condition" with respect to P-Com shall refer to P-Com's and its subsidiaries' collective financial or other condition, property, results of operations and assets (taken as a whole) and its business as presently conducted.

          (a)  Organization.  Each of P-Com and Sub is a
          ------------------
corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority to lease, own and operate its properties and carry on its business and operations in the jurisdictions where its business is now being conducted and to directly own, lease and operate its business. To the knowledge of P-Com and Sub, P-Com is duly qualified or licensed to do business as a corporation and is in good standing as a foreign corporation in each jurisdiction where the nature of its business or the ownership of its properties makes such qualification necessary, except where the failure to qualify would not have a material adverse effect on its Business Condition. Each of P-Com and Sub has made available to CRC complete and accurate copies of its Certificate of Incorporation and Bylaws and all amendments thereto, and minutes and actions of all of its Board of Directors and its securityholders. No corporate actions have been approved or taken by P-Com's or Sub's Board of Directors or securityholders that are not reflected in such minutes and actions.

          (b)  Brokers' and Finders' Fees/Contractual Limitations.
          --------------------------------------------------------
Neither P-Com nor Sub is obligated to pay any fees or expenses of any broker or finder in connection with the origin, negotiation, or execution of this Agreement, the Related Agreements, or in connection with any transactions contemplated hereby that either would be required or obligated to make or pay. To the knowledge of P-Com and Sub, Neither P-Com, Sub nor any officer, director, employee, agent or representative of P-Com or Sub (collectively, "P-Com's Representatives") is or has been subject to any agreement, letter of intent or understanding of any kind which prohibits, limits or restricts P-Com, Sub or P-Com's Representatives from negotiating, entering into and consummating this Agreement, the Escrow Agreement and the transactions contemplated hereby and thereby.

          (c)  Capital Structure.
          -----------------------

               (i)  The authorized capital stock of P-Com
consists of 2,000,000 shares of preferred stock, none of which are outstanding, and 30,000,000 shares of P-Com Common Stock, 19,852,911 of which were outstanding as of March 11, 1997. As of such date there were 1,858,192 shares or P-Com Common Stock reserved for issuance upon the exercise of all outstanding options, warrants, contracts or other rights to purchase, or shares convertible into, P-Com Common Stock.

               (ii) the authorized capital stock of Sub consists of 10,000 shares of Common Stock, par value $.0001 per share of which 10,000 are outstanding. There are no outstanding rights, warrants or options to purchase capital stock of Sub.

               (iii) P-Com is not a party or subject to any agreement or understanding, and to P-Com's knowledge there is no agreement or understanding between or among any persons that affects or relates to the voting or giving of written consent with respect to any outstanding security of P-Com.

               (iv) all outstanding shares of capital stock of each of P-Com and Sub are, and the shares of P-Com Common Stock, when issued and delivered to the Securityholders of CRC in accordance with the terms of the Merger will be, duly and validly authorized, validly issued, fully paid and nonassessable, and based on representations of the CRC Securityholders, issued in compliance with all applicable federal and state securities laws and not issued in violation of any preemptive rights set forth in any statute or written agreement of P-Com.

          (d)  Authorization of P-Com and Sub.  Each of P-Com and
          ------------------------------------
Sub has the corporate power and authority to enter into this Agreement and the Related Agreements, to perform its respective obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements by P-Com and Sub, the performance by each of P-Com and Sub of their respective obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by their respective Boards of Directors and P-Com, as the sole stockholder of common stock of Sub. Each of P-Com and Sub has taken all necessary corporate action with respect to the execution and delivery of this Agreement and the Related Agreements. Each of this Agreement and the Related Agreements constitutes legal, valid and binding obligations of each of P-Com and Sub, enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws affecting creditors' rights and remedies generally.

          (e)  Conflicts.  To the knowledge of P-Com and Sub, the
          ---------------
execution and delivery by P-Com and Sub of this Agreement and the Related Agreements do not and, subject to satisfaction of the conditions set forth in Article VI hereto, the performance and consummation of the transactions contemplated hereby and thereby will not, conflict with or result in any conflict with, breach or violation of any material statute, law, rule, regulation, judgment, order, decree or ordinance applicable to P-Com or Sub, or their properties or assets, or conflict with or result in any conflict with, breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, forfeiture or acceleration of any obligation or the loss of a benefit under, or result in the creation of a lien or encumbrance on any of the properties or assets of each of P-Com and Sub pursuant to (i) any provision of the Certificate of Incorporation or Bylaws of each of P-Com and Sub or (ii) any material agreement, contract, note, mortgage, indenture, lease, instrument, permit, concession, franchise or license to which either P-Com or Sub is a party or by which P-Com or Sub or any of its respective property or assets may be bound or affected.

          (f)  Consents.  To the knowledge of P-Com and Sub, no
          --------------
consent, approval, order or authorization of, or registration, declaration of, or qualification or filing with, a Governmental Entity, is required by or with respect to each of P-Com or Sub in connection with the execution and delivery of this Agreement and the Related Agreements by P-Com or Sub or the consummation of each of P-Com and Sub of the transactions contemplated hereby or thereby, except for (i) the filing of the Agreement of Merger pursuant to Section 251(c) of the DCL and appropriate documents with the relevant authorities of other states in which CRC is qualified to do business, or (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under federal or state securities or Blue Sky laws in connection with the Merger.

          (g)  SEC Reports.  P-Com has furnished or will furnish
          -----------------
to CRC for inclusion in the proxy statement for the special meeting of stockholders of CRC to approve the Merger, (a) copies of P-Com's 1996 Annual Report on Form 10-K, as filed with the SEC, which includes its consolidated balance sheets as at December 31, 1996 and December 31, 1995, and its consolidated statements of income, changes in financial position and stockholders' equity for the years ended 1996, 1995 and 1994, with appended notes thereto, certified by Price Waterhouse LLP, independent public accountants ("10-K"), (b) the proxy statement of P-Com in connection with its annual meeting of stockholders to be held on May 20, 1996, (c) P-Com's Form 8-Ks covering its acquisition of Technosystem S.p.A. and Columbia Spectrum Management, L.P., and (d) the registration statement on Form S-3 declared effective by the SEC on May 16, 1996. The financial statements included in the 10-K fairly present the financial condition of P-Com as of the dates indicated and the results of its operations for the periods therein indicated and were prepared in accordance with generally accepted accounting principles consistently applied. There has not been any material adverse change in the business, properties, results of operations or financial condition of P-Com since December 31, 1996.

          (h)  Litigation.  Except as set forth in the SEC
          ----------------
Reports and Releases, to the knowledge of P-Com and Sub, there are no actions, suits, investigations, arbitrations or other similar proceedings pending or, to the best of each of P-Com's and Sub's knowledge, threatened against or involving P-Com or any of its subsidiaries or any of its or their assets, which, if determined adversely to P-Com, would have a material adverse effect on the Business Condition of P-Com. Except as set forth in the SEC Reports and Releases, there are no orders, judgments, injunctions or decrees of any court or governmental agency with respect to which P-Com or any of its stockholders, directors or officers (in such capacity) have been named or are parties, or to which any of their assets are subject that would result in a material adverse change in the Business Condition of P-Com.

          (i)  SEC Reports and Financial Statements.  P-Com has
          ------------------------------------------
filed, in a timely manner, with the SEC all filings, registrations, reports and proxy statements that it has been required to file pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). P-Com has furnished or made available to CRC complete copies of all of the SEC Reports and Releases. As of their respective filing dates or release dates, the SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act, and the respective rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or did not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC or publicly disseminated.

          (j)  No Violations or Defaults.  P-Com nor Sub is in
          -------------------------------
violation of its respective Certificates of Incorporation or Bylaws.

          (k)  Pooling of Interest.  None of P-Com's or any of
          -------------------------
its subsidiaries has, and no other "affiliate" of P-Com or Sub has, taken or failed to take any action which would prevent P-Com from accounting for the Merger for financial accounting and reporting purposes as a pooling of interests in accordance with generally accepted accounting principles and the pronouncements of the SEC.

          (l)  Tax Matters.  To the knowledge of P-Com and Sub,
          -----------------
each of P-Com and Sub has filed all Federal, state and local income tax returns required to be filed and all state and local sales tax returns which each of them believes to be required where failure to file would be material to the Business Condition of P-Com, and all taxes shown by such returns to be due and payable have been paid. All such returns are true and correct in all material respects. The accruals for taxes reflected on the Form 10-K for December 31, 1996 were determined in accordance with generally accepted accounting principles to account for all Federal, state or local tax liabilities due or which will become due for any period commencing prior to January 1, 1997.


                            ARTICLE V

           CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE
            TIME; ADDITIONAL AGREEMENTS AND COVENANTS

     V.1  Conduct of Business of CRC.  During the period from the
     --------------------------------
date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time of the Merger, CRC shall carry on its business in the usual, regular and ordinary course in substantially the same manner as conducted prior to the date of this Agreement and, to the extent consistent with such business, use reasonable efforts to preserve intact its present business organizations, keep available the services of its present service providers, and preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time of the Merger. CRC shall promptly notify P-Com of any event or occurrence not in the ordinary course of business of CRC and any event which could have a material and adverse effect on the Business Condition of CRC. Except as expressly contemplated by this Agreement, CRC, without the prior written consent of P-Com or Sub (which consent shall not be unreasonably withheld), shall not:

          (a) Accelerate, amend or change the period of exercisability of options, warrants, stock or purchase rights or authorize cash payments in exchange therefor or perform any actions that would prohibit the pooling of interests accounting treatment;

          (b) (i) Enter into any commitment or transaction not in the ordinary course of business to be performed over a period longer than six (6) months in duration, or, except as in accordance with its existing capital budget previously disclosed to P-Com, to purchase fixed assets with an aggregate purchase price exceeding $50,000;

          (c) Grant any severance or termination pay to any service provider;

          (d) Transfer to any person or entity any rights to the CRC Intellectual Property Rights, except licenses of Intellectual Property Rights in connection with the sale of CRC products in the ordinary course of business consistent with past practice;

          (e) Enter into or amend any agreements pursuant to which any other party is granted marketing or other similar rights of any type or scope with respect to any products of CRC;

          (f) Except in the ordinary course of business with prior notice to P-Com, violate, amend or otherwise modify the terms of any material contract;

          (g) Except with prior consultation with P-Com, commence a lawsuit other than for the routine collection of bills;

          (h) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any CRC common stock, or split, combine or reclassify any of its common stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of CRC common stock, or repurchase or otherwise acquire, directly or indirectly, any shares of CRC common stock except repurchases of Common Stock at cost from former service providers in accordance with the terms of agreements providing for the repurchase of shares in connection with any termination of service to CRC;

          (i) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or authorization of, the purchase of any shares of CRC capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of CRC Common Stock upon the exercise of CRC Options;

          (j)  Cause or permit any amendments to CRC's
Certificate of Incorporation or Bylaws;

          (k) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Business Condition of CRC;

          (l) Sell, lease, license or otherwise dispose of any of its properties or assets except in the ordinary course of business;

          (m) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others, except for borrowings by and among P-Com and CRC, borrowings not to exceed $1,500,000 under existing credit agreements of CRC, and failing a loan by P-Com, borrowings from a third party, provided that such loan or loans are not senior in priority or preference to the existing indebtedness to P-Com, are at market rates, the proceeds therefrom are used solely for working capital purposes by CRC at any time and the total outstanding indebtedness of CRC does not exceed $4,000,000;

          (n) Adopt or amend any Plan, or enter into any employment contract, pay any special bonus or special remuneration to any service provider, or increase the salaries or wage rates of its employees other than pursuant to scheduled employee reviews under CRC's normal employee review cycle or pursuant to CRC's existing bonus plans, as the case may be, or in connection with the hiring of employees other than officers in the ordinary course of business, in all cases consistent with past practice, or otherwise increase or modify the compensation or benefits payable or to become payable by CRC to any of its service providers, except for changes pursuant to employment agreements in effect as of the date hereof or changes in position;

          (o) Revalue any of its assets, including, without limitation, writing down the value of inventory or accounts receivable;

          (p) Pay, discharge or satisfy in an amount in excess of $25,000 in any one case any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of liabilities reflected or reserved against in CRC's Financial Statements or incurred subsequent to September 30, 1996 in the ordinary course of business;

          (q) Make any material Tax election other than in the ordinary course of business and consistent with past practice, change any material tax election, adopt any material Tax accounting method other than in the ordinary course of business and consistent with past practice, change any material Tax accounting method, file any material Tax return (other than any estimated tax returns, payroll tax returns or sales tax returns) or any amendment to a material Tax return, enter into any closing agreement, settle any Tax claim or assessment or consent to any Tax claim or assessment;

          (r) Engage in any activities or transactions that are outside the ordinary course of its business consistent with past practice;

          (s) Fail to pay or otherwise satisfy its material monetary obligations as they become due or consistent with past practice, except such as are being contested in good faith;

          (t) Waive or commit to waive any rights of substantial value;

          (u) Cancel, amend or, other than in the ordinary course upon expiration of a policy term, renew any material insurance policy;

          (v) Alter, or enter into any commitment to materially alter, its interest in any corporation, association, joint venture, partnership or business entity in which CRC directly or indirectly holds any interest on the date hereof; or

          (w) Take, or agree (in writing or otherwise) to take, any of the actions described in this Section 5.1 or any action which would make any of the representations or warranties or covenants of CRC and the Key Securityholders, contained in this Agreement materially untrue or incorrect.

          V.2  Access to Information; Provision of Interim
          ------------------------------------------------
          Financial Statements.
          ---------------------

          (a) CRC shall afford P-Com and its accountants, counsel and other representatives, reasonable access during normal business hours during the period from the date of this Agreement until the earlier of the Effective Time of the Merger or the termination of this Agreement to (i) all properties, books, contracts, commitments and records and (ii) all other information concerning the business, properties and personnel of CRC as may reasonably be requested, provided that any information furnished pursuant hereto or any investigation by each party hereto shall not affect such party's right to rely on the representations, warranties, agreements and covenants made by the other parties herein. CRC shall cause CRC's accountants to cooperate with P-Com in auditing the financial statements of CRC's business, including but not limited to, executing any and all representation or other letters or agreements reasonably required by P-Com's accountants. CRC shall cause CRC's accountants to consent in writing or agree to consent in writing on a timely basis to the inclusion of CRC's financial statements in any registration statement or in any report to be filed with the SEC by P-Com.

          (b) CRC shall provide P-Com with an internally prepared unaudited monthly balance sheet, income statement and statement of cash flows within twenty-five (25) days of each month-end prior to the Effective Time of the Merger as well as copies of such other internal financial statements as may be reasonably requested by P-Com. Such financial statements shall constitute "CRC Financial Statements" for all purposes of this Agreement except for the absence of footnotes and provided further that the parties agree that no physical inventory evaluation shall be required in preparing such statements.

          (c) CRC shall provide P-Com with all information necessary for the preparation of any documents or filings prepared by P-Com to be filed with the SEC and any applicable state securities or blue sky commissions.

          (d) Each party shall use its respective best efforts to not take any actions that would hinder P-Com from being able to account for the Merger on a pooling of interests basis.

     V.3  Debts and Obligations.  CRC has paid, or will pay, all
     ---------------------------
debts and performed or will perform all material obligations required as of the Effective Date of the Merger under the terms of all Contracts.

     V.4  CRC Securityholders' Consent.  CRC shall solicit the
     ----------------------------------
vote of its Securityholders as promptly as practicable after the date hereof for the purpose of obtaining the Securityholders' approval required in connection with the transactions contemplated hereby and shall use its reasonable efforts to obtain such approval.

     V.5  Exclusivity; Acquisition Proposals.  Until the earlier
     ----------------------------------------
of (i) the Effective Time of the Merger or (ii) the termination of this Agreement:

          (a) CRC shall not knowingly, and shall not knowingly cause or permit, directly or indirectly, through any officer, director, agent or representative (including, without limitation, investment bankers, attorneys, accountants and consultants), or otherwise:

                    (i)  solicit, initiate or further the
submission of proposals or offers from, or enter into any agreement with, any firm, corporation, partnership, association, group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or other person or entity, individually or collectively (including, without limitation, any managers or other employees of CRC or any affiliates), other than P-Com and Sub (a "Third Party"), relating to any acquisition or purchase of all or any substantial portion of the assets of, or any equity interest in, CRC or any merger, consolidation or business combination with CRC;

                    (ii) participate in any discussions or
negotiations regarding, or furnish to any Third Party any confidential information with respect to CRC or P-Com in connection with any acquisition or purchase of all or any substantial portion of the assets of, or any equity interest in, CRC or any merger, consolidation or business combination with CRC; or

                    (iii) Otherwise knowingly to cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any Third Party to undertake or seek to undertake any acquisition or purchase of all or any substantial portion of the assets of, or any equity interest in, CRC or any merger, consolidation or business combination with CRC.

          (b)In the event CRC receives prior to termination of this Agreement any offer or indication of interest from any Third Party relating to any acquisition or purchase of all or any substantial portion of the assets of, or any equity interest in, CRC or any merger, consolidation or business combination with CRC, CRC shall promptly notify P-Com and Sub in writing, and shall in any such notice, set forth in reasonable detail the identity of the Third Party, the terms and conditions of any proposal and any other information requested of it by the Third Party or in connection therewith.

          (c)CRC shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Third Party conducted prior to the date of this Agreement with respect to any of the foregoing.

     V.6  Breach of Representations, Warranties, Agreements and
     ----------------------------------------------------------
     Covenants.  Each of P-Com, Sub, CRC and the Key Securityholders
     ----------
shall not take, or fail to take, any reasonable action which from the date hereof through the Effective Time of the Merger would cause or constitute a breach of any of its respective representations, warranties, agreements and covenants set forth in this Agreement. In the event of, and promptly after becoming aware of, the actual, pending or threatened occurrence of any event which would cause or constitute such a breach or inaccuracy, P-Com, Sub or CRC, as applicable, shall give detailed written notice thereof to the other parties and shall use its reasonable efforts to prevent or promptly remedy such breach or inaccuracy.

     V.7  Consents.  Each of P-Com and CRC shall promptly apply
     --------------
for or otherwise seek, and use its reasonable efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, and CRC shall use its reasonable efforts to obtain all necessary consents, waivers and approvals under any of CRC's agreements, contracts, licenses or leases in connection with the Merger, except such consents and approvals as P-Com and CRC agree CRC shall not seek to obtain.

     V.8  HSR Act Filings.  If applicable, each of P-Com and CRC
     ---------------------
shall promptly make its respective filings under the HSR Act, and thereafter shall make any required submissions under the HSR Act with respect to the Merger, and shall cooperate with each other with respect to the foregoing. CRC and P-Com shall give each other prior notice and consult with each other prior to any meeting with the United States Federal Trade Commission or Department of Justice with respect to their respective filings under the HSR Act or any review by either of the foregoing agencies. Each of P-Com and CRC shall take all reasonable actions necessary to cause the expiration of the waiting periods under the HSR Act as promptly as possible.

     V.9  Reasonable Efforts.  If applicable, each of P-Com and
     ------------------------
CRC shall use reasonable efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement.

     V.10 Legal Conditions to the Merger.
     ------------------------------------

          (a) CRC shall take, and shall cause to be taken, all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on CRC with respect to the Merger and will promptly cooperate with and furnish information to P-Com in connection with any such requirements imposed upon P-Com or Sub in connection with the Merger. CRC shall take, and shall cause to take, all reasonable actions to obtain (and to co operate with P-Com and Sub in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity required to be obtained or made by CRC (or by P-Com or Sub) in connection with the Merger or the taking of any action contemplated thereby or by this Agreement, and to defend such lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby as CRC deems advisable in good faith, to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby as CRC deems advisable in good faith, and to effect all necessary registrations and filings and submissions of information as CRC deems advisable in good faith required by any Governmental Entity, and to fulfill all conditions to this Agreement.

          (b) Each of P-Com and Sub shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the Merger and will promptly cooperate with and furnish information to CRC in connection with any such requirement imposed upon CRC or any subsidiary of CRC in connection with the Merger. P-Com and Sub shall take all reasonable actions to obtain (and to cooperate with CRC in obtaining) any consent, authorization, order or approval of, or exemption by, any Governmental Entity required to be obtained or made by P-Com or Sub (or by CRC or any of its subsidiaries) in connection with the Merger or the taking of any action contemplated thereby or by this Agreement, and to defend such lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby as P-Com and Sub deem advisable in good faith, to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby as P-Com and Sub deem advisable in good faith, and to effect all necessary registrations and filings and submissions of information as P-Com and Sub deem advisable in good faith, required by any Governmental Entity, and to fulfill all conditions to this Agreement.

     V.11 Public Announcements.  P-Com and CRC will make joint
     --------------------------
announcements to employees and the public after the execution of this Agreement. Each party will consult in advance with the other concerning the timing and content of any announcements, press releases or public statements concerning the Merger and will not make any such announcement, release or statement without the other's consent; provided, however, that P-Com may make any public statement concerning the Merger without CRC's consent, after it has used reasonable efforts to obtain CRC's consent if, in the opinion of counsel for P-Com, such statement or announcement is required or advisable to comply with applicable law.

     V.12 Securityholder Agreements.  CRC shall obtain written
     -------------------------------
statements from each of its Securityholders ("Securityholder
Agreements") substantially in the form of Exhibit 5.12 hereto.

     V.13 Expenses.  P-Com and Sub shall bear their own costs and
     --------------
expenses incurred in connection with this Agreement and the Related Agreements and the transactions contemplated hereby and thereby (including fees of any finders or brokers or investment bankers, attorneys and accountants retained by P-Com and Sub) and the Securityholders shall bear their own and CRC's costs and expenses accrued in connection with this Agreement and the Related Agreements and the transactions contemplated hereby and thereby (including fees of any finders or brokers or investment bankers, attorneys and accountants retained by the Securityholders and CRC); provided, however, that, notwithstanding anything in this Agreement or in any of CRC's Financial Statements or in any exhibit or certificate, P-Com and CRC and its subsidiaries shall pay (i) all legal fees and expenses accrued by CRC and the Securityholders for the period from January 1, 1997 to the Closing (whether or not related to the Merger and the transactions contemplated by this Agreement and the Related Agreements) not to exceed $65,000 in the aggre gate and (ii) all accounting fees and expenses accrued by CRC and the Securityholders for the period from January 1, 1997 to the Closing (whether or not related to the Merger and the transactions contemplated by this Agreement and the Related Agreements) not to exceed $20,000 in the aggregate.

     V.14 Information to be Supplied.  Each of CRC and the Key
     --------------------------------
Securityholders covenants and agrees that any solicitation materials relating to the Merger (other than the SEC Reports and other material furnished by P-Com in writing specifically for inclusion therein) shall not contain any untrue statement of material fact and shall not omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

     V.15 Registration Rights.  P-Com hereby agrees to grant to
     -------------------------
the holders of P-Com Common Stock and Assumed Options issued pursuant to the Merger registration rights as set forth in the Registration Rights Agreement attached hereto as Exhibit 2.1(e) (the "Registration Rights Agreement").

     V.16 Pooling of Interests Transaction.  P-Com and CRC shall
     --------------------------------------
use their reasonable best efforts to cause P-Com's accounting firm, Price Waterhouse LLP, and CRC's accounting firm, KMPG Peat Marwick LLP, to deliver to P-Com upon the execution of this Agreement, an opinion, as to the respective firms' concurrence with the respective companies' management regarding the appropriateness of pooling of interests accounting for the merger under the Accounting Principles Board opinion No. 16 were the Merger to close as of the date hereof and as of the Closing.

     V.17 NASDAQ Qualification.  P-Com covenants and agrees to
     --------------------------
take all reasonable action (including the payment of listing fees) to cause the shares of P-Com Common Stock to be issued upon the Merger to be listed for trading on the National Association of Securities Dealers Automated Quotation System National Market (the "Nasdaq NMS").

     V.18 No Further Exports To Certain Countries.  CRC agrees
     ---------------------------------------------
that from and after the date hereof CRC shall not enter into any new contracts for the supply of products to entities located, domiciled or residing in, directly or indirectly, Libya, Iraq, Iran, Cuba, North Korea or any other countries prohibited by U.S. export control laws.

     V.19 Indemnification Provisions.  P-Com covenants and agrees
     --------------------------------
that it shall take no action, directly or indirectly, to amend the current Certificate of Incorporation or Bylaws of CRC in any manner that would reduce or eliminate the indemnification provisions provided therein to the directors and officers of CRC for actions occurring prior to the Closing. Notwithstanding any provision of this Agreement or any statute of limitation to the contrary, the provisions of this Section 5.19 shall survive the Closing.

     V.20 The Existing Credit Agreement of CRC.  P-Com covenants
     ------------------------------------------
and agrees that it shall upon the closing either (i) pay off any amounts owing in compliance with the terms of this Agreement under the existing credit agreement of CRC, or (ii) assume the guarantee of Mr. O'Pray relating to such existing credit agreement in a manner that fully discharges the obligations of Mr. O'Pray thereunder.

                            ARTICLE VI

                       CONDITIONS PRECEDENT

     VI.1 Conditions to Each Party's Obligation to Effect the Merger.
     ----------------------------------------------------------------
The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing of the following conditions:

          (a)  Approvals.  All authorizations, consents, orders
          ---------------
or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained.

          (b)  Legal Action.  No temporary restraining order,
          ------------------
preliminary injunction, or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any Governmental Entity and remain in effect, and no litigation shall be pending the ultimate resolution of which is likely (i) in P-Com's opinion to result in the issuance of such an order or injunction, or the imposition against CRC or P-Com of substantial damages if the Merger is consummated or (ii) in the opinion of P-Com or CRC to render P-Com, Sub or CRC unable to consummate the Merger. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

          (c)  Statutes.  No action shall have been taken, and no
          --------------
statute, rule, regulation or order shall have been enacted, promulgated, or issued or deemed applicable to the Merger by any Governmental Entity which would (i) make the consummation of the Merger illegal or (ii) render P-Com, Sub or CRC unable to consummate the Merger, except for any waiting period provisions.

          (d)  Escrow Agreement.  The Escrow Agreement shall be
          ----------------------
executed by all appropriate parties.

          (e)  Tax Free Reorganization.  P-Com, CRC and the board
          -----------------------------
of directors of CRC shall have received an opinion from KMPG Peat Marwick LLP, in form and substance satisfactory to the addresses thereof, to the effect that the Merger constitutes a reorganization within the meaning of Section 368(a) of the Code and that the shareholders of CRC shall not realize any gain or loss by reason of the Merger.

     VI.2 Conditions of Obligations of P-Com and Sub.  The
     ------------------------------------------------
obligations of P-Com and Sub to effect the Merger are also subject to the satisfaction of the following conditions, unless waived by P-Com and Sub:

          (a)  Representations and Warranties.  The
          ------------------------------------
representations and warranties of CRC and the Key Securityholders set forth in this Agreement shall be true and correct as of the date of the Closing based upon an updated Disclosure Letter as of the Closing Date, if necessary, reasonably acceptable to P-Com, which letter shall reflect changes in such representations and warranties arising (but shall not include any changes reflecting matters that could or should have been reflected in the Disclosure Letter as of the date of this Agreement) from the operation of the business of CRC in the ordinary course of business after the date of this Agreement but prior to the Closing Date in compliance with the terms of this Agreement; provided further that CRC and the Key Securityholders provide such Disclosure Letter to P-Com and its counsel at least seven
(7) days prior to the Closing.

          (b)  No Material Adverse Change.  There shall have been
          --------------------------------
no material adverse change in the Business Condition (either actual or as such condition has been represented pursuant to
Article III hereof) of CRC taken as a whole on or before the Closing, and P-Com shall have received a certificate signed by the chief executive officer, chief operating officer and the comptroller of CRC to such effect.

          (c)  Performance of Obligations of CRC.  CRC and the
          ---------------------------------------
Key Securityholders shall have performed all obligations and covenants required to be performed by them under this Agreement prior to the Closing Date, and P-Com shall have received a certificate signed by the chief executive officer, chief operating officer and the comptroller of CRC to such effect.

          (d)  Securityholder Agreements.  P-Com shall have
          -------------------------------
received from each Securityholder a Securityholder Agreement substantially in the form attached hereto as Exhibit 5.12.

          (e)  Opinion of Counsel to CRC and Securityholders.  P-
          ---------------------------------------------------
Com shall have received an opinion dated the Closing Date of Cadwalader, Wickersham & Taft, counsel to CRC and the Securityholders, in a form mutually agreed to by the parties hereto.

          (f)  FIRPTA.  P-Com shall have received a properly
          ------------
executed Foreign Investment and Real Property Tax Act of 1980 ("FIRPTA") Notification Letter, in form and substance satisfactory to P-Com, which states that shares of capital stock of CRC do not constitute "United States real property interests" under Section 897(c) of the Code, for purposes of satisfying P-Com's obligations under Treasury Regulation
Section 1.1445-2(c)(3).

          (g)  Securityholder Approval.  This Agreement and the
          -----------------------------
Agreement of Merger shall have been approved and adopted by the affirmative vote of the holders of at least a majority of the then outstanding shares of CRC's Common Stock and the holders of not more than 9.9% of the CRC Common Stock shall have exercised their appraisal rights pursuant to Section 262 of the Delaware General Corporation Law.

          (h)  Consents.  P-Com shall have received duly executed
          --------------
copies of all third-party consents and approvals contemplated by this Agreement or the CRC Schedules in form and substance reasonably satisfactory to P-Com.

          (i)  Pooling of Interests Transaction.  P-Com shall
          --------------------------------------
have received opinions from Price Waterhouse, LLP and CRC's accountants as to the respective firms' concurrence with the respective companies' management regarding the appropriateness of pooling of interests accounting for the merger under the Accounting Principles Board opinion No. 16.

          (j)  Proprietary Agreements.  All CRC service providers
          ----------------------------
as of the Closing Date shall have entered into P-Com's standard proprietary information and inventions agreement in the form attached hereto as Exhibit 6.2(j).

          (k)  Management Certificates.  P-Com shall have
          -----------------------------
received certificates (in the form attached hereto as Exhibit 6.2(k)(1)) from the individuals listed on the attached Exhibit 6.2(k)(2) in their role as officer and/or key employee of CRC with respect to the representations and warranties of CRC set forth in Article III hereof.

     VI.3 Conditions of Obligation of CRC.  The obligation of CRC
     -------------------------------------
to effect the Merger is also subject to the satisfaction of the following conditions unless waived by CRC:

          (a)  Representations and Warranties.  The
representations and warranties of P-Com and Sub set forth in this Agreement shall be true and correct in all material respects as of the Closing Date.

          (b)  No Material Adverse Change.  There shall have
          --------------------------------
been, in the reasonable opinion of CRC and the Key Securityholders, no material adverse change in the financial condition or results of operations of P-Com and its subsidiaries taken as a whole (but not including a change in the value of P-Com's Common Stock as quoted on the Nasdaq NMS or as a result of any acquisition by P-Com of another business) on or before the Closing, and CRC and its Board of Directors shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of P-Com to such effect.

          (c)  Performance of Obligations of P-Com and Sub.  P-
          -------------------------------------------------
Com and Sub shall have performed all obligations and covenants required to be performed by them under this Agreement and the Agreement of Merger prior to the Closing Date, and CRC and its board of directors shall have received a certificate signed by the chief executive officer and the chief financial officer of P-Com to such effect.

          (d)  Opinion of Counsel to P-Com.  CRC shall have
          ---------------------------------
received an opinion dated the Closing Date of Brobeck, Phleger &
Harrison LLP, counsel to P-Com, in a form mutually agreed to by the parties hereto.

          (e)  Evidence of Nasdaq NMS Listing.  CRC shall have
          ------------------------------------
received evidence reasonable satisfactory to them that the shares of P-Com Common Stock to be issued in the Merger have been listed for trading on the Nasdaq NMS.

          (f)  Employment Arrangements.  P-Com shall have
          -----------------------------
delivered employment agreements or offer letters to all key employees of CRC designated by P-Com and CRC prior to or on the Closing Date.

          (g)  Registration Rights Agreement.  Each CRC
          -----------------------------------
Securityholder shall have received a copy of the Registration
Rights Agreement executed by P-Com.


                           ARTICLE VII

                            INDEMNITY

     VII.1     Survival of Representations, Warranties, Covenants
     ------------------------------------------------------------
     and Agreements.
     ---------------

          (a) Notwithstanding any investigation conducted at any time with regard thereto by or on behalf of any party to this Agreement, all representations, warranties, covenants, and agreements of CRC and the Securityholders, and P-Com and its Sub shall survive the execution, delivery and performance of this Agreement in accordance with Section 7.4 of this Agreement. No investigation made by or on behalf of P-Com or Sub with respect to CRC and the Key Securityholders shall be deemed to affect P-Com's or Sub's reliance on the representations, warranties, covenants and agreements made by CRC and the Key Securityholders contained in this Agreement and shall not be a waiver of P-Com's or Sub's rights to indemnity as herein provided for the breach or inaccuracy of, or failure to perform or comply with, any of CRC's or the Securityholders' representations, warranties, covenants or agreements under this Agreement or the Escrow Agreement. No investigation made by or on behalf of CRC or the Key Securityholders with respect to P-Com or Sub shall be deemed to affect CRC's or the Key Securityholders' reliance on the representations, warranties, covenants and agreements made by P-Com or Sub contained in this Agreement and shall not be a waiver of CRC's or the Key Securityholder's rights to indemnity as herein provided for the breach or inaccuracy of, or failure to perform or comply with, any of P-Com's or Sub's representations, warranties, covenants or agreements under this Agreement or the Escrow Agreement. All representations and warranties of each party set forth in this Agreement shall be deemed to have been made again by such party at and as of the Closing. No performance or execution of this Agreement in whole or in part by any party hereto, no course of dealing between or among the parties hereto or any delay or failure on the part of any party in exercising any rights hereunder or at law or in equity, and no investigation by any party hereto shall operate as a waiver of any rights of such party.

          (b) As used in this Article VII, any reference to a representation, warranty, agreement or covenant contained in any section of this Agreement shall not give effect to any of the disclosures or qualifications set forth (either as of the date hereof or as of the Closing) in any accompanying schedule, exhibit, certificate or the Disclosure Letter.

          (c) Nothing in this Agreement shall be construed as limiting in any way the remedies that may be available to a party in the event of fraud relating to the representations, warranties, agreements or covenants made by any other party in this Agreement.

          (d) The Securityholders and P-Com and Sub shall have liabilities and obligations for Damages (as defined herein) under this Article VII only with respect to claims submitted or notice of claims provided during the time period of survivability of the specific representation, warranty, covenant or agreement as set forth herein. Notwithstanding the expiration date of the representations, warranties, covenants and agreements set forth herein, if P-Com or CRC shall notify the Securityholders or if the Securityholders shall notify P-Com or Sub with respect to the submission of a claim during the time period of survivability of such representation, warranty, covenant or agreement in conformity with the terms of the Escrow Agreement, each party's liability or obligation for Damages shall continue in full force and effect until those claims timely made are finally settled.

     VII.2     Indemnification; Escrow Deposit of P-Com Common Stock.
     ----------------------------------------------------------------

          (a) Assuming there are no specified liabilities identified during the due diligence process, each of the Securityholders (regardless of the party making the representation, warranty, covenant or agreement) shall, to the extent of the Escrow Shares, indemnify, reimburse, defend and hold harmless P-Com, CRC and Sub and each of their respective affiliates (other than the Securityholders) against any and all losses, liabilities, damages, demands, claims, suits, actions, judgments, and causes of action, assessments, costs, and expenses, including, without limitation, interest, penalties, attorneys' fees, any and all expenses incurred in investigating, preparing, and defending against any litigation, commenced or threatened, and any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation (collectively, "Damages"), asserted against, resulting from, imposed upon, or incurred or suffered, directly or indirectly, by P-Com, CRC or Sub and each of their respective affiliates (other than the Securityholders), directly or indirectly, as a result of or arising from or in connection with any inaccuracy in, or breach or nonfulfillment of, or noncompliance with any of the representa tions, warranties, covenants, or agreements made by CRC or the Key Securityholders in this Agreement (such inaccuracy, breach, nonfulfillment or noncompliance shall be determined without giving effect to any disclosure, qualification or limitation set forth in any disclosure letter or schedule or related document or other instrument referred to herein or attached hereto) or the Escrow Agreement or any facts or circumstances constituting such an inaccuracy, breach, nonfulfillment or noncompliance (all of which shall also be referred to as "Identifiable Claims").

          (b) P-Com shall use the Escrow Shares as its sole and exclusive recourse for the Securityholders' obligations pursuant to this Agreement and the Escrow Agreement and, absent fraud, for the Key Securityholders' obligations pursuant to this Agreement and the Escrow Agreement.

          (c) P-Com shall indemnify, reimburse, defend and hold harmless each Securityholder against any Damages asserted against, resulting from, imposed upon, or incurred or suffered directly or indirectly, by such Securityholder as a result of or arising from or in connection with any inaccuracy in or breach or nonfulfillment of or non-compliance with any of the representations, warranties, covenants or agreements made by P-Com in this Agreement or the Escrow Agreement, or any facts or circumstances constituting such inaccuracy, breach, nonfulfillment or noncompliance; provided that the maximum aggregate liability of P-Com to the Securityholders shall be limited to the value of the Escrow Shares then held in escrow, based upon the per share price used in calculating the final Aggregate Merger Consideration.

          (d) The parties agree that the indemnification provided for in this Article VII of this Agreement shall be subject to and effected in accordance with the provisions set forth in the Escrow Agreement.

     VII.3     Limitation on Indemnification.  Notwithstanding
     ----------------------------------------
any provision of this Article VII, P-Com, CRC and Sub and each of their respective affiliates on the one hand and the Security holders on the other hand shall each be entitled to indemnification under this Article VII, and all other rights, claims, actions and causes of action in respect of the representations, warranties, covenants and agreements herein contained, only when the aggregate amount of all entitlements to indemnification hereunder exceeds $100,000, at which point such indemnified parties shall be entitled to the full amount pursuant to this Article VII including such liability cushion.

     VII.4     Termination of Indemnity and Representations and Warranties.
     ----------------------------------------------------------------------
The indemnity obligations of the Securityholders and P-Com and Sub pursuant to this Article VII (and the representations, warranties, covenants and other agreements of CRC and the Key Securityholders and P-Com and Sub set forth in this Agreement, except otherwise set forth herein) for a breach or inaccuracy of, or a failure to perform or comply with, any or all of CRC's or the Key Securityholders' or P-Com's or Sub's respective representations, warranties, covenants and agreements and all other rights, claims, actions and causes of action at law or in equity in respect of such representations, warranties, covenants and agreements shall terminate upon the final date of the auditor's report for P-Com that includes the audited results for CRC for the fiscal year ended December 31, 1997; provided, however that the indemnity obligations of the Securityholders with respect to representations and warranties contained in Sections 3.1(k) and 3.1(j) shall terminate upon the date one (1) year after the Effective Time of the Merger. For purposes of the indemnifications set forth herein, the fair market value of one share of P-Com Common Stock shall equal the per share price used in calculating the final Aggregate Merger Consideration.


                           ARTICLE VIII

                           TERMINATION

     VIII.1    Termination.
     ----------------------

          (a) This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval of the Merger by the Securityholders of CRC:

                 (i)     if the Merger is not consummated by May
30, 1997;

                (ii)     by mutual agreement of the Boards of
Directors of P-Com and CRC;

               (iii) by P-Com, if there has been a material breach by CRC or any of the Key Securityholders of any representation, warranty, covenant or agreement set forth in this Agreement and CRC or any Key Securityholder fails to cure within five (5) business days after notice thereof is given by P-Com (except that no cure period shall be provided for a breach by CRC or the Key Securityholders which by its nature cannot be cured);

                (iv) by CRC, if there has been a material breach by P-Com or Sub of any P-Com or Sub representation, warranty, covenant or agreement set forth in this Agreement and which P-Com or Sub, as the case may be, fails to cure within five
(5) business days after notice thereof is given by CRC (except that no cure period shall be provided for a breach by P-Com which by its nature cannot be cured);

                 (v)     by CRC or P-Com, if any permanent
injunction or other order of a court preventing the Merger shall have become final and nonappealable or shall render unlikely within a reasonable period of time the consummation of the Merger on the terms contemplated hereby; or

                (vi) by CRC or P-Com, if any Governmental Entity shall have issued a temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Merger or any litigation shall be pending, the ultimate resolution of which is likely (i) in P-Com's opinion to result in the issuance of such an order or injunction, or the imposition against the Surviving Corporation or P-Com of substantial damages if the Merger is consummated, or
(ii) in P-Com's or CRC's opinion to render P-Com, Sub or CRC unable to consummate the Merger.

          (b) Where action is taken to terminate this Agreement pursuant to this Section 8.1, it shall be sufficient authorization for such action to be authorized by the Board of Directors of the party taking such action.

          (c) In the event of termination of this Agreement as provided in this Section 8.1 or a failure to meet all of the closing conditions, this Agreement shall forthwith terminate without liability of any party to any other party; provided, however, that the agreements contained or referred to in Sections
5.11 and 5.13 shall survive and be legally enforceable.


                            ARTICLE IX

                        GENERAL PROVISIONS

     IX.1 Survival of Representations, Warranties, Covenants and Agreements.
     -----------------------------------------------------------------------
Except as set forth in this Agreement, all representations, warranties, covenants and agreements in this Agreement delivered pursuant to this Agreement (each as modified by the schedules attached hereto) shall terminate at the Closing.

     IX.2 Amendment.  This Agreement may be amended by the
     ---------------
parties hereto at any time before or after approval of the Merger by the Securityholders of CRC; provided, however, that following approval of the Merger by the Securityholders of CRC, no amendment shall be made which by law requires the further approval of such Securityholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     IX.3 Extension; Waiver.  At any time prior to the Effective
     -----------------------
Time, each of CRC and P-Com, to the extent legally allowed,
(a) may mutually extend the time for the performance of any of the obligations or other acts of the other, (b) may mutually waive any inaccuracies in the representations and warranties made to it contained herein or in any document delivered pursuant hereto, and (c) may mutually waive compliance with any of the agreements or conditions for the benefit of it contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     IX.4 Appointment and Indemnity of Escrow Committee.
     ---------------------------------------------------

          (a) By approval of this Agreement (by written consent or at a duly authorized securityholders' meeting), the Securityholders shall appoint Bruce O'Pray and George Roberts as committee members pursuant to the Escrow Agreement. Such committee (the "Escrow Committee") shall have all of the authority granted pursuant to the Escrow Agreement.

          (b) The members of the Escrow Committee shall not be liable to anyone whatsoever by reason of any error or judgment or of any act done or step taken or omitted by him in good faith or for any mistake of fact or law as is provided in the Escrow Agreement.

     IX.5 Notices.  All notices and other communications
     -------------
hereunder shall be in writing and shall be deemed given (a) on the same day if delivered personally, (b) three (3) business days after being mailed by registered or certified mail (return receipt requested), or (c) on the same day if sent by telecopy, confirmation received, to the parties at the following addresses and telecopy numbers (or at such other address or number for a party as shall be specified by like notice):

          (w)  If to P-Com or Sub, to:

               P-Com, Inc.
               3175 S. Winchester Boulevard
               Campbell, California 95008
               Attn: Michael Sophie
               Telecopy No.: (408) 866-3678

               with copy to:

          (x)  Brobeck, Phleger & Harrison LLP
               Two Embarcadero Place
               2200 Geng Road
               Palo Alto, California 94303
               Attn:  Warren T. Lazarow, Esq.
               Telephone No.:  (415) 424-0160
               Facsimile No.:  (415) 496-2733

         (y)  if to CRC, to:

               Control Resources Corporation
               16-00 Pollitt Drive
               Fair Lawn, NJ  07410
               Attn:  President
               Telephone No.:  (201) 703-4821
               Facsimile No.:  (201) 703-4889

               with a copy to:
               Cadwalader, Wickersham & Taft
               100 Maiden Lane
               New York, NY 10030
               Attn: Jonathan M. Wainwright, Esq.
               Telephone No.: (212) 504-6000
               Facsimile No.: (212) 504-6666

     IX.6 Interpretation.  When a reference is made in this
     --------------------
Agreement to Sections, Exhibits or Schedules, such references shall be to a Section, Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "herein" refers to this Agreement unless expressly limited to an Article, Section or paragraph. The Article and Section headings in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

     IX.7 Counterparts.  This Agreement may be executed in one or
     ------------------
more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

     IX.8 Entire Agreement.  This Agreement and the documents and
     ----------------------
instruments and other agreements among the parties delivered pursuant hereto constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof except for the mutual non-disclosure agreement.

     IX.9 No Transfer.  This Agreement and the rights and
     -----------------
obligations set forth herein may not be transferred or assigned by operation of law or otherwise without the consent of each party hereto. This Agreement is binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     IX.10     Severability.  If any provision of this Agreement,
     -----------------------
or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

     IX.11     Other Remedies.  Except as expressly provided
     -------------------------
herein or in the Escrow Agreement, any and all remedies set forth in this Agreement and in the Closing Documents expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity on such party; and the exercise of any one remedy will not preclude the exercise of any other.

     IX.12     Further Assurances.  Each party agrees to
     -----------------------------
cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     IX.13     Absence of Third-Party Beneficiary Rights.  No
     ----------------------------------------------------
provision of this Agreement is intended, or will be interpreted, to provide to or create any third-party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, employee, partner of any party hereto or any other person or entity, and all provisions hereof will be personal solely between the parties to this Agreement.

     IX.14     Governing Law.   This Agreement shall be governed
     ------------------------
in all respects, including validity, interpretation and effect, by the laws of the State of Delaware (without giving effect to its choice of law principles). The venue for determination of any disputes related to this Agreement and the Related Agreements shall be determined as follows: (i) in the event of any claims initiated by CRC and/or the Securityholders, the venue shall be the courts of the State of New York and (ii) in the event of any claims initiated by P-Com or Sub, the venue shall be the courts of the State of California; provided, however that the venue for any counterclaims of the parties shall be the same as the venue for the underlying claim out of which such counterclaim arises.

     IX.15     Mutual Drafting.  This Agreement is the joint
     --------------------------
product of P-Com, CRC and the Key Securityholders, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of P-Com, CRC and the Key Securityholders, and their respective counsel, and shall not be construed for or against any party hereto.

     IX.16     Attorneys Fees.  If any action at law or in equity
     -------------------------
is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled; provided, however, with respect to any claim commenced after the Effective Time of the Merger, P-Com, CRC and Sub, on the one hand, and the Securityholders, on the other hand, shall be limited to the Escrow Shares or their value, as the case may be, in any action pursuant to this Agreement or the transactions herein contemplated against the Securityholders or the Key Securityholders on the one hand, or P-Com or Sub, on the other hand, absent a final determination, by a court having jurisdiction over the matter, of fraud by the Key Securityholders on the one hand, or P-Com or Sub, on the other hand; provided further, however, that in any litigation consisting of a claim for fraud brought by P-Com or Sub on the one hand, against Steven Klein, on the other hand, the limitation to the Escrow Shares or their value shall not apply.


IN WITNESS WHEREOF, P-Com, Sub, CRC and the Key Securityholders have caused this Agreement to be signed all as of the date first written above.

                              P-COM, INC.


                              By:  /s/ Michael J. Sophie
                              ----------------------------------------
                                   Michael J. Sophie, Vice President,
                                   Finance and Administration and Chief
                                   Financial Officer


                              P-COM MERGER SUBSIDIARY, INC.


                              By:  /s/ Michael J. Sophie
                              ---------------------------------------
                                   Michael J. Sophie, Chief
                                   Financial Officer and Treasurer


                              CONTROL RESOURCES CORPORATION


                              By:  /s/ Bruce O'Pray
                              --------------------------------------
                                   Bruce O'Pray, Chief Executive
                                   Officer


                              KEY SECURITYHOLDERS OF CRC


                              /s/ Bruce O'Pray
                              --------------------------------------
                              Bruce O'Pray


                              /s/ Steven Klein
                              --------------------------------------
                              Steven Klein





                           EXHIBIT 1.5
                        ESCROW AGREEMENT
                 (will be furnished upon request)




                       EXHIBIT 2.1(d)(iii)
                   OPTION ASSUMPTION AGREEMENT
                 (will be furnished upon request)





                          EXHIBIT 3.1(g)
                        PROJECTIONS OF CRC
                 (will be furnished upon request)





                           EXHIBIT 5.12
                     SECURITYHOLDER AGREEMENTS
                 (will be furnished upon request)





                         EXHIBIT 6.2(j)
         PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT
                 (will be furnished upon request)





                         EXHIBIT 6.2(k)(1)
                     MANAGEMENT CERTIFICATES
                 (will be furnished upon request)





                       EXHIBIT 6.2(k)(2)
            LIST OF CERTAIN OFFICERS AND KEY EMPLOYEES
                 (will be furnished upon request)





                         SCHEDULE 2.1(d)
                        CRC OPTION HOLDERS
                 (will be furnished upon request)





                         SCHEDULE 2.1(f)
                   CRC RESTRICTED STOCK HOLDERS
                 (will be furnished upon request)





                         SCHEDULE 2.2(b)
               RECORD DATE CRC COMMON STOCK HOLDERS
                 (will be furnished upon request)






                         SCHEDULE 3.1(b)
                     CRC COMMON STOCK HOLDERS
                 (will be furnished upon request)






                         SCHEDULE 3.1(k)
                            INVENTORY
                 (will be furnished upon request)






                         SCHEDULE 3.1(l)
                           TAX MATTERS
                 (will be furnished upon request)






                          SCHEDULE 3.1(n)
                        GOVERNMENT PERMITS
                 (will be furnished upon request)






                         SCHEDULE 3.1(o)
                   INTELLECTUAL PROPERTY RIGHTS
                 (will be furnished upon request)






                         SCHEDULE 3.1(q)
                            CONTRACTS
                 (will be furnished upon request)






                          SCHEDULE 3.1(r)
                              LEASES
                 (will be furnished upon request)






                         SCHEDULE 3.1(t)
                          EMPLOYEE LIST
                 (will be furnished upon request)






                         SCHEDULE 3.1(u)
                      EMPLOYEE BENEFIT PLANS
                 (will be furnished upon request)





                         SCHEDULE 3.1(w)
                  INTERESTED PARTY RELATIONSHIPS
                 (will be furnished upon request)




                         SCHEDULE 3.1(z)
                            CUSTOMERS
                 (will be furnished upon request)





                         SCHEDULE 3.1(aa)
                            SUPPLIERS
                 (will be furnished upon request)





                         SCHEDULE 3.1(ae)
                            INSURANCE
                 (will be furnished upon request)






                         SCHEDULE 3.1(af)
                      ENVIRONMENTAL MATTERS
                 (will be furnished upon request)






                         SCHEDULE 3.1(ag)
                             BACKLOG
                 (will be furnished upon request)






                        SCHEDULE 3.1(ah)
                              DEBTS
                 (will be furnished upon request)






                        SCHEDULE 3.1(ai)
                       SERVICE PROVIDERS
                 (will be furnished upon request)